UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

SPARTON CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NOTICE OF ANNUAL MEETING OF SHAREOWNERS
To Our Shareowners:
Notice is hereby given that the Annual Meeting of Shareowners of Sparton Corporation will be held at 425 North Martingale Road, Schaumburg, Illinois 60173-2213, at the 425 Executive Conference Center on Wednesday, October 28, 2009, at 10:00 a.m., local time, for the following purposes:
(1)	To elect three directors each for a term of three years as set forth in the Proxy Statement.

(2)	Ratification of the appointment of the independent auditors for the Company.

(3)	To approve and adopt the Sparton Corporation 2010 Long-Term Stock Incentive Plan.

(4)	To transact such other business as may properly come before the meeting or at any adjournments thereof.
Only holders of common stock of record at the close of business on September 22, 2009 are entitled to notice of and to vote at the meeting.

By Order of the Board of Directors

JOSEPH S. LERCZAK
Secretary

Schaumburg, Illinois
September 28, 2009
IMPORTANT
ALL SHAREOWNERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND IN PERSON, YOU ARE URGED TO SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED, OR USE OUR TELEPHONE OR INTERNET VOTING SYSTEM AS PROMPTLY AS POSSIBLE. THIS WILL ASSURE YOUR REPRESENTATION AND A QUORUM FOR THE TRANSACTION OF BUSINESS AT THE MEETING. IF YOU ATTEND THE MEETING IN PERSON, THE PROXY WILL NOT BE USED IF YOU SO REQUEST BY REVOKING IT AS DESCRIBED IN THE PROXY STATEMENT.

You may obtain directions to the annual meeting by sending a written request to the Company, Attention: Corporate Secretary, 425 N. Martingale Road, Suite 2050, Schaumburg, Illinois 60173-2213.
Important Notice Regarding the Availability of Proxy Materials for Annual Meeting of Shareowners to Be Held on October 28, 2009. This Notice of Annual Meeting of Shareowners, Proxy Statement and our 2009 Annual Report are available at www.sparton.com.

i

ii

SPARTON CORPORATION
425 N. Martingale Road
Suite 2050
Schaumburg, Illinois 60173-2213
PROXY STATEMENT
For the Annual Meeting of Shareowners to be held on October 28, 2009
SOLICITATION
This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of SPARTON CORPORATION, an Ohio corporation (the “Company”), of proxies for use at the 2009 Annual Meeting of Shareowners of the Company (the “Annual Meeting”) to be held at 425 North Martingale Road, Schaumburg, Illinois 60173-2213, at the 425 Executive Conference Center on Wednesday, October 28, 2009, at 10:00 a.m., Local Time, and at any and all adjournments thereof. The cost of solicitation will be paid by the Company. The Company has retained Morrow & Company, Inc. to assist in the solicitation of proxies at an estimated cost of $7,500, plus expenses, which will be paid by the Company. In addition, officers and employees of the Company and its subsidiaries may solicit proxies personally, by telephone, facsimile or other means, without additional compensation. This Proxy Statement and the form of Proxy are expected to be mailed to shareowners on or about October 1, 2009.
At the meeting, the Company’s shareowners will act upon three proposals. The first proposal is the election of three directors, each to serve for a three-year term until the annual meeting held in the year 2012 or until their successors are qualified and elected. The second proposal is the ratification of the appointment of independent auditors. The third proposal is the approval and adoption of the Sparton Corporation 2010 Long-Term Stock Incentive Plan (the “2010 LTIP”). The proposals are described in more detail in this Proxy Statement.
OUTSTANDING STOCK AND VOTING RIGHTS
In accordance with the Code of Regulations of the Company, the Board of Directors has fixed the close of business on September 22, 2009 as the record date for determination of shareowners entitled to notice of, and to vote at, the Annual Meeting. Only shareowners of record on that date will be entitled to vote. As of September 22, 2009, the record date for the Annual Meeting, the Company had outstanding 9,951,507 shares of common stock, each entitled to vote at the Annual Meeting. Votes cast at the meeting and votes submitted by proxy are counted by the inspectors of the election, who are appointed by the Company.
Voting by Proxy
If a shareowner is a corporation or partnership, the accompanying proxy card should be signed in the full corporate or partnership name by a duly authorized person. If the proxy card is signed pursuant to a power of attorney or by an executor, administrator, trustee or guardian, the signer’s full title should be given and a certificate or other evidence of appointment should be furnished.
You can vote in one of four ways. You can vote by mail, you can authorize the voting of your shares over the Internet, you can authorize the voting of your shares by telephone or you can vote in person at the Annual Meeting.
If you choose to vote by mail, you may vote by completing and signing the proxy card that accompanies this Proxy Statement and promptly mailing it in the enclosed postage-prepaid envelope. You do not need to put a stamp on the enclosed envelope if you mail it in the United States. The shares you own will be voted according to the instructions on the proxy card you mail. If you return the proxy card, but do not give any instructions on a particular matter described in this Proxy Statement, the shares you own will be voted in accordance with the recommendations of the Company’s Board of Directors. If you choose to vote by mail, your duly signed proxy card must be received by 11:59 p.m., Central Daylight Time, on October 27, 2009.

If you choose to vote by telephone or the Internet, instructions for a shareowner of record to vote by telephone or the Internet are set forth on the enclosed proxy card. The telephone and Internet voting procedures are designed to authenticate votes cast by use of a personal identification number that appears on the proxy card. These procedures, which comply with Ohio law, allow shareowners to appoint a proxy to vote their shares and to confirm that their instructions have been properly recorded. If you vote by telephone or the Internet, you do not have to mail in your proxy card, but your vote must be received by 11:59 p.m. Central Daylight Time on October 26, 2009.
Morrow & Company, Inc. may solicit your proxy up to the date and time of the meeting.
If you participate in the Company’s 401(k) retirement savings plan (the “401(k) Plan”) and hold shares in your plan account, you may give voting instructions as to the number of shares credited to your account as of the record date. You may provide voting instructions (or a change or revocation in voting instructions) to the plan trustee, SunTrust Banks, Inc. (“SunTrust”), through any of the voting methods described above, except that you may not vote your plan shares in person at the Annual Meeting. Only the trustee of the 401(k) Plan, SunTrust, may vote your plan shares. Your voting instructions (or change or revocation in voting instructions) must be received before 11:59 p.m. Central Daylight Time on October 26, 2009.
If you are not the record holder of the shares you own because they are held in “street name” by a bank or brokerage firm, your bank or brokerage firm is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your bank or brokerage firm provides you. Many banks and brokerage firms also offer the option of voting over the Internet or by telephone, instructions for which would be provided by your bank or brokerage firm on your vote instruction form. Under the rules of The New York Stock Exchange (“NYSE”), if you do not give instructions to your brokerage firm, it may still be able to vote your shares with respect to certain “discretionary” items, but it will not be allowed to vote your shares with respect to certain “non-discretionary” items. In the case of non-discretionary items, for which no instructions are received, the shares will be treated as “broker non-votes.”
Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing a written notice of revocation with the Chairman or Secretary of the Company, at or before the Annual Meeting, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Chairman or Secretary of the Company either signed and returned by mail or transmitted using the telephone or Internet procedures at or before the Annual Meeting or (iii) attending the Annual Meeting and voting in person with adequate notification (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Unless revoked, the shares represented by the enclosed Proxy will be voted at the meeting in accordance with any specification made thereon, if the Proxy is returned properly executed and delivered in time for voting. Unless otherwise specified, the Proxy will be voted “FOR” the election of the three director nominees, “FOR” the ratification of the appointment of independent auditors and “FOR” the approval and adoption of the 2010 LTIP.
Management does not intend to present, and does not know of anyone who intends to present, any matters at the meeting to be acted upon by the shareowners not referred to in the Notice and this Proxy Statement. If any other matters should properly come before the meeting, it is the intention of the persons named in the Proxy to vote in accordance with their judgment on such matters.

Principal Shareowners
As of June 30, 2009, unless otherwise described in the footnotes below, the persons named in the following table were known by management to be the beneficial owners of more than 5% of the Company’s outstanding common stock. Certain of the beneficial owners listed below share voting and investment power over their respective shares of Company common stock, as detailed in the footnotes below. As a result, certain of the share amounts and percentages stated below are held by multiple beneficial owners.

	Amount and Nature of
Name and Address of Beneficial Owner	Beneficial Ownership	Percent of Class (7)

Bradley O. Smith 2400 East Ganson Street Jackson, Michigan 49202	1,714,541 (1)	16.9%

John J. Smith Trust 3 York Ridge Ct. Henderson, NV 89502	1,083,792 (2)	10.7%

Lawndale Capital Management, LLC 591 Redwood Highway, Suite 2345 Mill Valley, California 94941	968,616 (3)	9.6%

Andrew E. Shapiro 591 Redwood Highway, Suite 2345 Mill Valley, California 94941	969,890 (3)	9.6%

Diamond A. Partners, L.P. 591 Redwood Highway, Suite 2345 Mill Valley, California 94941	833,400 (3)	8.2%

Judith A. Sare 4302 Channel Drive Akron, Ohio 44319	724,708 (4)	7.2%

Dimensional Fund Advisors, LP 1299 Ocean Avenue, 11th Fl. Santa Monica, California 90401	686,965 (5)	6.8%

Howson Tattersall Investment Counsel Ltd. 70 University Avenue, Suite 1100 Toronto, Ontario, Canada M5J 2M4	512,449 (6)	5.1%

(1)	The amount of shares shown is the number of shares beneficially owned by Mr. Bradley O. Smith as of June 30, 2009 and includes 411,107 shares owned individually by Mr. Smith and 197,549 shares owned by Mr. Smith jointly with his wife, Sharon A. Smith. Also includes 14,149 shares owned by Mr. Smith’s wife, Sharon A. Smith, and 7,944 shares which Mr. Smith has the right to acquire pursuant to options exercisable within 60 days of June 30, 2009. Also includes 1,083,792 shares owned by the John J. Smith Trust, over which Mr. Smith has sole voting and investment power. Pledged as security are 404,621 shares owned individually by Mr. Smith, 197,549 shares owned jointly by Mr. Smith and his wife and 1,083,792 shares owned by the John J. Smith Trust. Mr. Smith has served as a director of the Company since 1998.

(2)	As of April 6, 2009, Bradley O. Smith is the sole trustee and a beneficiary of the John J. Smith Trust and has sole voting and investment power over the shares held by the trust. These shares are included in the statement of Company shares beneficially owned by Mr. Smith listed under footnote (1).

(3)	According to information in the Schedule 13D, which was filed jointly on August 5, 2009 by registered investment adviser Lawndale Capital Management, LLC (“Lawndale”), Andrew E. Shapiro (the sole manager of Lawndale) and Diamond A. Partners, L.P., a fund managed by Lawndale (“DAP”), Lawndale and Mr. Shapiro each share voting and investment power over 968,616 shares of such common stock, Mr. Shapiro has sole voting and investment power over 1,274 shares of common stock, and DAP shares voting and investment power over 833,400 shares of such common stock. The amounts stated for Lawndale and DAP do not include the 1,274 shares owned by Mr. Shapiro.

(4)	According to information in the Schedule 13G/A filed August 30, 2007, by Judith A. Sare, Mrs. Sare is deemed to have beneficial ownership of 724,708 shares of common stock, with sole voting and investment power over 363,664 shares and shared voting and investment power over 361,044 shares. Judith A. Sare is the sister of Bradley O. Smith.

(5)	Shares presented are according to information included in the Form 13G filed February 9, 2009, by Dimensional Fund Advisors LP (“Dimensional”), a registered investment advisor. Dimensional is deemed to have beneficial ownership of 686,965 shares of common stock. Dimensional possesses sole voting power over 685,765 shares and sole investment power over 686,965 shares. Dimensional disclaims beneficial ownership of all such shares.

(6)	According to information in the Schedule 13D filed September 24, 2008, Howson Tattersall Investment Counsel Ltd. is deemed to have beneficial ownership of 512,449 shares of common stock, with sole voting and investment power over such shares. The Schedule 13D filed by Howson Tattersall Investment Counsel Ltd. reports stock ownership as of December 31, 2007.

(7)	Calculation is based on total shares outstanding as of June 30, 2009 plus 178,877 shares subject to options exercisable within 60 days.

Security Ownership of Management
As of June 30, 2009, the following table shows the shares of the Company’s common stock beneficially owned (except as noted) by the Named Executive Officers, the Key Managers of the Company and all executive officers and directors of the Company as a group. “Named Executive Officers,” consistent with Item 402(m) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), include: (i) the Company’s Chief Executive Officer and individuals acting in a similar capacity during fiscal 2009, regardless of compensation level; (ii) the Company’s two most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers at the end of the last completed fiscal year; and (iii) up to two additional individuals who would have been included under (ii) above but for the fact that the applicable individual was not serving as an executive officer of the Company at the end of fiscal 2009. “Key Managers” include certain key managers identified in the table below.

	Amount and Nature of
Name of Beneficial Owner	Beneficial Ownership		Percent of Class (9)
Named Executive Officers
Cary B. Wood	475,259	(3)	4.7%
Gregory A. Slome	20,000	(4)	*
Richard L. Langley	79,311	(5)	*
Duane K. Stierhoff	17,875	(6)	*
Douglas E. Johnson (1)	23,375		*
Key Managers (2)
Gordon B. Madlock	—		*
Michael W. Osborne	21,202		*
Steven M. Korwin	3,600		*
James M. Lackemacher	12,786	(7)	*
All Executive Officers and Directors	2,421,425	(8)	23.9%

*	denotes a percentage of less than 1%

(1)	Mr. Johnson’s employment with the Company was terminated December 5, 2008.

(2)	In the 2009 fiscal year, the Company’s management was re-structured such that the employment of certain key members of management was terminated and the Key Managers commenced employment with the Company. Certain of the Key Managers may have been included in the definition of Named Executive Officer had they been employed by the Company for the full 2009 fiscal year. As such, the Company has determined to disclose certain information regarding the Key Managers the same as would have been required had they met the definition of Named Executive Officer for the 2009 fiscal year.

(3)	Mr. Wood holds 120,000 shares, 73,334 of which are restricted shares as set forth in Mr. Wood’s employment agreement and subject to the 2001 SIP (defined at page 17, below). The amount also includes 355,259 shares held by one of the Company’s retirement plans, as to which Mr. Wood holds voting and investment power in his capacity as Chief Executive Officer of the Company. Although Mr. Wood is a participant in the plan, he disclaims beneficial ownership of the shares held by the plan.

(4)	Mr. Slome’s shares are restricted shares as set forth in Mr. Slome’s employment agreement and subject to the 2001 SIP.

(5)	Mr. Langley was Interim Chief Executive Officer of the Company until November 22, 2008, and President of the Company until April 1, 2009, when his employment terminated upon his retirement. The amount includes 12,241 shares, which Mr. Langley has the right to acquire pursuant to options exercisable within 60 days of June 30, 2009. Also includes 63,429 shares, which Mr. Langley holds individually and 3,641 shares, which are held in the Company’s 401(k) Plan.

(6)	Includes 7,875 shares, which Mr. Stierhoff has the right to acquire pursuant to options exercisable within 60 days of June 30, 2009.

(7)	Includes 5,513 shares, which Mr. Lackemacher has the right to acquire pursuant to options exercisable within 60 days of June 30, 2009 and 2,273 shares which are held in the Company’s 401(k) Plan.

(8)	Includes 82,158 shares under options held by all executive officers and directors exercisable within 60 days of June 30, 2009, 4,270 shares which are held in the Company’s 401(k) Plan, and 1,083,792 shares held by the John J. Smith Trust of which Bradley O. Smith is sole trustee. As of April 6, 2009, Mr. Smith has sole voting and investment power over the shares held by the trust.

(9)	Calculation is based on total shares outstanding as of June 30, 2009 plus 178,877 shares subject to the options exercisable within 60 days of June 30, 2009.
The following table gives information about the Company’s common stock that may be issued upon the exercise of options, warrants and rights under all of the Company’s equity compensation plans as of June 30, 2009:

Number of securities
	Number of Securities		remaining available for
	to be issued upon	Weighted-average	future issuance under
	exercise of outstanding	exercise price of	equity compensation
	options, warrants and	outstanding options,	plans (excluding securities
	rights	warrants and rights	reflected in column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders	184,127	$8.23	169,864
Equity compensation plans not approved by security holders	—	—	—
PROPOSAL 1
ELECTION OF DIRECTORS
Mr. James D. Fast and Mr. James R. Swartwout, current directors whose terms of office expire at the Annual Meeting, and Mr. Cary B. Wood are nominees for election to a three year term expiring in 2012. The nominations were made by the Nominating and Corporate Governance Committee and approved by the Board of Directors.
Mr. James N. DeBoer and Mr. Bradley O. Smith, current directors whose terms of office expire at the Annual Meeting, decided not to stand for re-election. Mr. DeBoer has served as a director since 1971 and Mr. Smith has served as a director since 1998 and was Chairman of the Board of Directors from 2000 through 2008. The Board of Directors would like to express its appreciation to Mr. DeBoer and Mr. Smith for the many contributions that they made to the Company during that time. After the Annual Meeting, each of Mr. DeBoer and Mr. Smith will resign their respective Board committee positions as well.
Given the announcement that Mr. DeBoer and Mr. Smith will not stand for re-election, the class of directors up for election at the Annual Meeting consisted of two directors. To comply with the Company’s Code of Regulations, each class of directors must consist of at least three directors. Therefore, the Nominating and Governance Committee recommended to the Board that Cary B. Wood be moved from the class with a term expiring in 2011 to the class being elected for a term expiring in 2012.
Each share of common stock is entitled to one vote for each of the three director positions being filled at the Annual Meeting. A plurality of the votes cast at the meeting is required to elect the nominees as directors of the Company. As such, the three individuals who receive the greatest number of votes cast by the holders of common stock will be elected as directors. Shares not voted at the Annual Meeting, whether by abstention, broker non-vote, or otherwise, will not be treated as votes cast at the meeting.
It is believed that all three nominees are, and will be at the time of the Annual Meeting, available for election; and, if elected, will serve. However, in the event one or more of them is or should become unavailable, or should decline to serve, it is intended that the proxies will be voted for the balance of the nominees and for such substitute nominee or nominees as the proxy holders may in their discretion select.
Board Recommendations
The Board of Directors recommends a vote FOR the election of each of the three nominees, Mr. James D. Fast, Mr. James R. Swartwout and Mr. Cary B. Wood. Unless otherwise directed by marking the accompanying proxy, the proxy holders named therein will vote FOR the election of the three nominees.
In the following table, the column “Amount and Nature of Beneficial Ownership” relates to common shares of the Company beneficially owned by the directors and nominees as of June 30, 2009, unless otherwise described in the footnotes below, and is based upon information furnished by them.

		Has
		Served	Amount and
		as a	Nature of	% of
		Director	Beneficial	Class
Name and Principal Occupation(1)	Age	Since	Ownership (2)	(10)

Nominees for Election as Director for Term Expiring in 2012

James D. Fast — Retired since August 2008, formerly Chief Executive Officer and President of Firstbank — West Michigan, Ionia, Michigan.	61	2001	18,828 (3)	*

James R. Swartwout —Retired since September 2008. Prior to retirement, Mr. Swartwout was the Co-Chief Executive Officer and member of the Board of Directors of Habasit Holding America, Inc., the successor to Summa Industries, a publicly traded manufacturer of diversified plastic products for industrial and commercial markets, Torrance, CA. From October 1988 to October 2006, Mr. Swartwout held the following positions with Summa Industries: Chairman of the Board, Chief Executive Officer, and Chief Financial Officer.	63	2008	8,300	*

Cary B. Wood — President of the Company since April 2009 and Chief Executive Officer of the Company since November 2008. During the period August 1, 2004 to November 7, 2008, Mr. Wood was Citation Corporation’s Chief Operating Officer. Prior to serving as Chief Operating Officer, Mr. Wood was Citation Corporation’s Senior Vice President of Operations. Citation Corporation is located in Novi, Michigan and is a private company manufacturing cast, machined and assembled components for the transportation and industrial markets.	42	2008	475,259 (4)	4.7%

Directors Whose Terms Expire in 2011

Joseph J. Hartnett — President and Chief Executive Officer of Ingenient Technologies, Inc., a software development company, Rolling Meadows, IL. During the period from June 2000 to October 2006, Mr. Hartnett held the following positions with U.S. Robotics Corporation, an Internet communications products company: the Chairman of the Board, President, Chief Executive Officer and Chief Financial Officer.	54	2008	2,000	*

William I. Noecker — Chairman of Brasco International Inc., an aluminum fabricator, Detroit, Michigan.	60	1999	9,281 (5)	*

		Has
		Served	Amount and
		as a	Nature of		% of
		Director	Beneficial		Class
Name and Principal Occupation(1)	Age	Since	Ownership (2)		(10)

Douglas R. Schrank — Retired since June 2006. Prior to retirement, Mr. Schrank was the Executive Vice President and Chief Financial Officer of Perrigo Company, a multinational pharmaceutical company for a period in excess of five years.	61	2007	10,000		*

Directors Whose Terms Expire in 2010

David P. Molfenter — Retired since August 2000, formerly Vice President Command, Control, Communication and Information Systems Segment, Raytheon Systems Company, a high technology company specializing in defense electronics, Fort Wayne, Indiana.	64	2000	15,475	(6)	*

W. Peter Slusser — President, Slusser Associates, Inc., investment banking, New York, New York.	80	1997	10,081	(7)	*

Dr. Lynda J.-S. Yang — Neurosurgeon and faculty member at the University of Michigan School of Medicine, Ann Arbor since 2004. From 1998 to 2004 Dr. Yang was a resident in the neurosurgery department at the University of Michigan. Dr. Yang received an M.D., Ph.D. degree from the Johns Hopkins School of Medicine in 1997.	42	2007	5,033		*

Directors Not Standing for Re-Election

James N. DeBoer — Partner at law firm of Varnum, Riddering, Schmidt & Howlett, LLP, Grand Rapids, Michigan until December 31, 2005, currently of counsel to such law firm.	84	1971	14,403	(8)	*

Bradley O. Smith — Director and previously Chairman of the Board of Directors of the Company, Jackson, Michigan, from October 2000 through 2008. Private investor since May 1998.	63	1998	1,714,541	(9)	16.9%

*	denotes a percentage of less than 1%

(1)	Except as noted, the principal occupations referred to have been held by the foregoing nominees and directors for at least five years.

(2)	Unless otherwise indicated by footnote, each director or nominee has sole voting power and owns the shares directly, or shares voting and investment power with his spouse or other family members under joint ownership.

(3)	Includes 6,729 shares, which Mr. Fast has the right to acquire pursuant to options exercisable within 60 days of June 30, 2009. Until his retirement on August 31, 2008, Mr. Fast was a director of Firstbank — West Michigan.

(4)	Reference is made to note (3) under the heading “Security Ownership of Management” on page 5.

(5)	Includes 6,729 shares, which Mr. Noecker has the right to acquire pursuant to options exercisable within 60 days of June 30, 2009.

(6)	Includes 6,729 shares, which Mr. Molfenter has the right to acquire pursuant to options exercisable within 60 days of June 30, 2009.

(7)	Includes 6,729 shares, which Mr. Slusser has the right to acquire pursuant to options exercisable within 60 days of June 30, 2009. Mr. Slusser is a director of Unigene Laboratories, Inc., a biopharmaceutical company engaged in research, innovation and delivery of small proteins for medical purposes.

(8)	Includes 6,729 shares, which Mr. DeBoer has the right to acquire pursuant to options exercisable within 60 days of June 30, 2009.

(9)	Reference is made to note (1) under the heading “Principal Shareowners” on page 3.

(10)	Calculation is based on total shares outstanding as of June 30, 2009 plus 178,877 shares subject to options exercisable within 60 days of June 30, 2009.
Independent Directors
The listing requirements of the NYSE require that a majority of the members of a listed company’s board of directors be independent. The question of independence is determined with respect to every director pursuant to the NYSE rules. The NYSE rules also require that certain committees be composed entirely of independent directors. The committees covered by this requirement are the Audit, Compensation, and Nominating and Corporate Governance Committees. Based upon NYSE rules, as of the date of this Proxy Statement, nine of the Board’s eleven members, a majority, are independent and non-management. All current members of the identified committees are non-management and independent in that those directors do not have a material relationship with the Company directly or as a partner, shareowner or affiliate of an entity that has a relationship with the Company.
In making such determinations, the Board considered (i) whether a director had, within the last three years, any of the relationships under Section 303A(2)(b) of the NYSE rules with the Company which would disqualify a director from being considered independent, (ii) whether the director had any disclosable transaction or relationship with the Company under Item 404 of Regulation S-K of the Exchange Act, which relates to transactions and relationships between directors and their affiliates, on the one hand, and the Company and its affiliates (including management), on the other, and (iii) the factors suggested in the NYSE’s Commentary to Section 303A(2), such as a commercial, consulting and other relationship, or other interactions with management that do not meet the absolute thresholds under Section 303A(2) or Item 404(a) but which, nonetheless, could reflect upon a director’s independence from management. In considering the materiality of any transactions or relationships that do not require disqualification under Section 303A(2)(b), the Board considered the materiality of the transaction or relationship to the director, the director’s business organization and the Company and whether the relationship between (i) the director’s business organization and the Company, (ii) the director and the Company and (iii) the director and his business organization interfered with the relevant director’s business judgment.
Independent Directors
Based on the foregoing, the Company has determined that the following directors are independent:
James N. DeBoer
James D. Fast — Chairman, Compensation Committee
Joseph J. Hartnett
David P. Molfenter — Chairman of the Board and Chairman, Executive Committee
William I. Noecker — Chairman, Audit Committee
Douglas R. Schrank — Chairman, Nominating and Corporate Governance Committee
W. Peter Slusser
James R. Swartwout
Lynda J.-S. Yang, M.D.
Meetings of Independent Directors
The Independent Directors schedule meetings in executive sessions without the presence of the Company’s management. The Chairman presides over the sessions during the year.

The Independent Directors met two times during the last fiscal year.
Shareowners wishing to communicate directly with the Independent Directors may send correspondence addressed as follows:
Independent Directors
c/o Corporate Secretary
Sparton Corporation
425 N. Martingale Road, Suite 2050
Schaumburg, Illinois 60173-2213
Chairman
Mr. David P. Molfenter has been designated by the directors as the Chairman. The Chairman provides leadership to enhance the Board’s effectiveness, preside over meetings of the directors, and serves as a liaison between the Board and management. The Chairman is responsible for determining when to hold, and who shall preside over, executive sessions held by the Independent Directors. If a shareowner, employee, or third party prefers not to communicate directly with the entire Board of Directors or management, communications may be sent to the Chairman, in care of the Corporate Secretary, using the above address.
Shareowner Communications Policy
Shareowners should communicate with the Board of Directors by sending a letter to the Sparton Corporation Board of Directors, c/o the Corporate Secretary, 425 N. Martingale Road, Suite 2050, Schaumburg, Illinois 60173-2213. The Corporate Secretary will receive the correspondence and forward it to the director or directors to whom the communication is directed, unless the communication is unduly hostile, threatening, harassing, illegal, not reasonably related to the Company or its business, or similarly inappropriate. The Corporate Secretary has the authority to discard or disregard any inappropriate communications (other than a proposal submitted pursuant to Rule 14a-8 under the Exchange Act, or any communication made in connection with such a proposal) or to take other appropriate actions with respect to any such inappropriate communications. In addition, the Corporate Secretary is authorized to forward communications that are clearly more appropriately addressed by other departments, such as customer service or accounting, to the appropriate department. The foregoing instructions by the directors to the Corporate Secretary are subject to change by the directors. Additionally, all communications are available to any director who wishes to review them.
Board and Committee Information
The Board of Directors, which had thirteen meetings, including the 2008 Annual Meeting, during the past fiscal year, has standing Audit, Compensation, Executive, and Nominating and Corporate Governance Committees.
The Audit Committee met five times during the last fiscal year and is comprised of Messrs. William I. Noecker (Chairman), Joseph J. Hartnett and Douglas R. Schrank. The Audit Committee operates under a written charter and oversees auditing, financial reporting and internal control matters regarding accounting and finance controls. It also selects the firm that the Company retains as its independent auditors and recommends the ratification of their selection by the shareowners. The Audit Committee consults with the independent auditors and oversees their audit and other work. The Audit Committee also consults with the Chairman of the Board, President and Chief Executive Officer, and Chief Financial Officer and oversees those individuals who review the Company’s internal controls and compliance with policies. Each member of the Audit Committee is independent, as defined under the NYSE listing standards. The Board has determined that Mr. Noecker, in addition to being “independent,” is an “audit committee financial expert” as defined in the Securities and Exchange Commission’s (“SEC”) Regulation S-K, Item 407(d)(5)(ii). Mr. Noecker’s relevant financial experience includes that he received his Masters of Business Administration from the University of Michigan in 1973, was licensed as a Certified Public Accountant by the State of Michigan in 1976 and was an accountant at Touche Ross & Co. (now Deloitte & Touche USA LLP) from October 1973 until March 1978. The independent auditors have access to the Audit Committee without any other members of management being present. The Audit Committee met with management and the independent auditors before the announcement of earnings each quarter. The Audit Committee also met with the independent auditors without management present on four occasions during fiscal 2009. The Audit Committee also reviewed the annual consolidated financial statements and annual report on Form 10-K and the Audit Committee report in this Proxy Statement before each was filed with the SEC. The functions and qualifications for membership are set forth in its charter, a copy of which is available on the Company’s website at www.sparton.com.
The Compensation Committee, which held thirteen meetings during the last fiscal year and is comprised of Messrs. James D. Fast (Chairman), James N. DeBoer, and James R. Swartwout, monitors the remuneration, including stock options, for the Company’s executive officers, including the Named Executive Officers and the Key Managers. The Compensation Committee is not authorized to delegate its authority to others, with the exception of the delegation to the Chief Executive Officer of the formulation of proposed compensation amounts to executives and proposed compensation plans and processes. The Compensation Committee does not, as a matter of regular practice, employ compensation consultants to determine the amount or form of executive and director compensation. Management, however, engaged consultants to review awards under both the 2010 LTIP and the STIP (defined under Executive Compensation, below at page 25). The compensation philosophy, the compensation components, and their application as described in the Compensation Discussion and Analysis, which appears below, are generally employed by the Compensation Committee in connection with the compensation for all of the executives of the Company.
The Executive Committee, which is comprised of Messrs. David P. Molfenter (Chairman), Cary B. Wood, Bradley O. Smith, James N. DeBoer and James R. Swartwout met two times during fiscal 2009. With certain limitations, the Executive Committee generally is empowered to act for the full Board of Directors in intervals between Board meetings, with the exception of certain matters that by law may not be delegated. The Executive Committee meets as necessary, and all actions by the Executive Committee are reported at the next Board of Directors meeting.
The Nominating and Corporate Governance Committee, which is comprised of Messrs. Douglas R. Schrank (Chairman), W. Peter Slusser and Lynda J-S Yang, M.D., held seven meetings last fiscal year. The Nominating and Corporate Governance Committee reviews the makeup of the existing Board of Directors and the tenure of its members, consistent with appropriate principles of corporate governance and applicable regulations. The Nominating and Corporate Governance Committee also receives candidate resumes, and considers and recommends candidates for election to the Board consistent with the needs of the Company, regulatory requirements, and the qualifications of the candidates. The Nominating and Corporate Governance Committee has implemented a formal process for consideration of candidates, which is described under “Director Qualifications” below.
The Company’s website address is www.sparton.com. Information provided at the website includes, among other items, the Company’s Corporate Governance Guidelines, current charters for the Audit, Compensation, Nominating and Corporate Governance, and Executive Committees of the Board of Directors, Board committees and their membership, and the Company’s Code of Business Conduct and Ethics. The committee charters are also available in print and can be obtained free of charge by written request directed to the Corporate Secretary at 425 N. Martingale Road, Suite 2050, Schaumburg, Illinois 60173-2213.
All directors other than Dr. Yang attended at least 75% of the aggregate total number of meetings of the Board and committees on which they serve (during the period that each director served). In addition, the directors are expected to attend the Annual Shareowners’ Meeting. At the Company’s fiscal 2008 Annual Meeting, ten of the directors were in attendance. During each of fiscal 2007 and 2008, under the auspices of the Nominating and Corporate Governance Committee, the Board of Directors conducted a program for director education which was facilitated by the National Association of Corporate Directors.
Director Qualifications
The Nominating and Corporate Governance Committee is responsible for reviewing with the Board of Directors, from time to time, the appropriate qualities, skills and characteristics desired for members of the Board of Directors in the context of the current make-up of the Board. This assessment includes consideration of the following summary of minimum qualifications that the Nominating and Corporate Governance Committee believes must be met by all directors, as well as the following considerations for the composition of the Board of Directors as a whole.

Essential Qualities
•	Relevant and substantial business experience, with an understanding of what is involved in leading a company

•	Sound business instincts and judgment, with the ability to make informed and strategic decisions

•	Professional and personal reputation and integrity consistent with the Company’s Code of Ethics

•	Strong interpersonal skills evidencing the ability to work as part of a group and express views that are both challenging to and supportive of management

•	Commitment and availability to the Company to perform necessary and desired duties, with the ability to accept accountability for their role in decisions of the Board of Directors

•	Genuine interest in the Company, its business, and its people, with a willingness to remain committed over a period of several years
Board Composition Considerations
•	Strategic mix of directors allowing for diverse expertise and experience fitting the specific needs of the Company, now and anticipated in the future

•	Multiple directors possessing understanding and expertise in the area of accounting and finance

•	Multiple directors with specific experience and knowledge of the risks and challenges unique to the industry in which the Company operates

•	Visionaries with the ability to lead, manage change, and assist in the continued growth of the Company

•	Familiarity and ability to relate to, and deal with, the media and various financial markets
These factors and others are considered useful by the Board of Directors, and are considered in an assessment of the perceived needs of the Board of Directors at a particular point in time.
Process for Identifying and Evaluating Director Nominees
The Board of Directors is responsible for selecting its own members. The Board of Directors delegates the evaluation, selection and nomination process to the Nominating and Corporate Governance Committee, with the expectation that other members of the Board of Directors and management will be requested to take part in the process as appropriate.
Once candidates have been identified, the Nominating and Corporate Governance Committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the Nominating and Corporate Governance Committee. Potential candidates for directors are generally suggested to the committee by current Board of Directors members and shareowners, and are evaluated at meetings of the committee. Based on the results of the evaluation process, the Nominating and Corporate Governance Committee recommends candidates for the Board’s approval as director nominees for election to the Board of Directors. The Nominating and Corporate Governance Committee also recommends candidates for the Board’s appointments to the committees of the Board.
Procedure for Recommendation of Director Nominees by Shareowners
The Nominating and Corporate Governance Committee will consider director candidates who are recommended by shareowners of the Company. As required by Article VIII of the Company’s Code of Regulations, to recommend a nominee, a shareowner should write to the Company’s Corporate Secretary at 425 N. Martingale Road, Suite 2050, Schaumburg, Illinois 60173-2213. To be considered by the Nominating and Corporate Governance Committee for nomination and inclusion in the Company’s Proxy Statement for its 2010 Annual Meeting of Shareowners, a shareowner recommendation for a Director must be received by the Company’s Secretary no later than 60 days prior to the Annual Meeting. Any recommendation must include (i) the name and address of the candidate, (ii) a brief biographical description, including his or her occupation for at least the last five years, and a statement of the qualifications of the candidate, taking into account the qualification requirements summarized above, (iii) a consent signed by the candidate agreeing to be named in the Proxy Statement and to serve as a Director if elected, (iv) a representation by the nominating shareowner that such shareowner is a holder of record of shares of capital stock of the Company, (v) a representation by the nominating shareowner that such shareowner will continue to hold such shares through the date of the Annual Meeting, and (vi) a representation by the nominating shareowner that such shareowner intends to appear in person or by proxy at the Annual Meeting to nominate the candidate. The Nominating and Corporate Governance Committee may seek additional biographical and background information from any candidate that must be received on a timely basis to be considered by the Nominating and Corporate Governance Committee. Further information regarding shareowner recommendation of director candidates is contained in the Nominating and Corporate Governance Committee Charter, which is available at the Company’s website at www.sparton.com.
Assuming the appropriate biographical and background material is provided for candidates submitted by shareowners, the Nominating and Corporate Governance Committee will evaluate those candidates by following the same process, and applying the same criteria, as for candidates submitted by members of the Board of Directors. All director nominees recommended for election at the 2009 Annual Meeting are current members of the Board of Directors.
Board Compensation
For fiscal year 2009, the Company’s Independent Directors received an annual base retainer of $10,000 and $600 for each regularly scheduled meeting of the Board of Directors attended and the annual meeting, and $500 for each committee meeting attended and each special meeting of the Board of Directors. Management directors were paid $500 for each regularly scheduled board meeting attended and each special meeting of the Board of Directors. In addition, directors may be engaged to provide individual consulting services for which they will receive separate compensation. No director provided any such individual consulting services in fiscal 2009.
On June 26, 2009, and effective as of July 1, 2009, the Board of Directors approved an increase in the total compensation payable to the directors as follows: the annual retainer is $30,000, being $15,000 in cash payable quarterly and $15,000 in an annual stock grant (the “Annual Grant”). The number of shares of stock granted pursuant to the Annual Grant will be determined based on fair market value two days after the annual fiscal year end earnings release. However, for fiscal year 2010 only, the Annual Grant will be valued and delivered two days after the first quarter 2010 earnings are released. The Annual Grants will be awarded under the 2010 LTIP, if approved, and/or the 2001 SIP (defined at page 17, below). The number of shares awarded pursuant to the Annual Grant is limited to 3,000 shares per year. If the value of the 3,000 shares of common stock is less than $15,000, then the remainder will be paid in cash. For example, if the market price of the Company’s common stock on the valuation date is $2.50 per share, 3,000 shares at that value would be equal to $7,500 and the remaining $7,500 would be paid in cash at the time the Annual Grant is made. The increase reflects an elimination of fees for attendance at regular, special and independent Board of Director meetings, and attendance at the annual shareowner meeting. Directors serving on Board committees will be paid $800 for each regularly scheduled committee meeting, other than the Audit Committee, for which each member will be paid $1,000 for each regularly scheduled meeting. The higher Audit Committee fees reflect the additional time the committee spends on Company matters. A quarterly retainer in the amount of $4,000, $3,000 and $3,000 will be paid to the Chairman of each of the Audit Committee, Compensation Committee and Nominating and Governance Committee, respectively. After September 18, 2009, the above-described compensation is payable to non-management directors only.
In addition to his directors’ fees, which totaled $26,050 in fiscal 2009, Mr. David P. Molfenter was compensated for services rendered as Chairman of the Board of Directors for a part of fiscal 2009. Such compensation for services as Chairman of the Board totaled $18,750 for fiscal 2009 (based on the prorated amount of $30,000 annually). For fiscal 2010, Mr. Molfenter’s compensation as Chairman will be increased to an annual retainer of $60,000, being $40,000 in cash payable quarterly and $20,000 in an annual stock grant. The number of shares awarded under Mr. Molfenter’s Annual Grant is limited to 4,000 shares per year. If the value of the shares is less than $20,000, then the remainder will be paid in cash.
The Board of Directors and the Nominating and Governance Committee reviewed the increase to Board of Director compensation in detail. The decision to approve the increase was made after careful review of both the National

Association of Corporate Directors Compensation Report (2008-2009) (“NACD Report”) and the recommendations of Watson Wyatt, an independent compensation consulting firm. The NACD Report compiles board compensation information for 324 companies with annual revenues between $50 million and $500 million. After giving effect to the increase to director, committee and Chairman compensation, the Nominating and Governance Committee determined, and Watson Wyatt concurred, that the compensation program, including the structure and compensation elements, are reasonable and within market practice. Further, the new compensation program remains 49% below the median for all companies surveyed in the NACD Report, and 13% below the 25th percentile of the companies surveyed.
Additionally, the Nominating and Governance Committee recommended, and the Board of Directors approved, average stock ownership requirements at the June 2009 Board of Directors meeting. The directors are required to achieve a Company common stock ownership target, within five years, of a market value of three times the annual board retainer. The target ownership includes shares paid as a portion of the Board retainer. The Board of Directors is reviewing and considering target stock ownership guidelines for management.
Corporate Governance
The Board of Directors has adopted Corporate Governance Guidelines applicable to the Company. The Nominating and Corporate Governance Committee reviews the Guidelines annually to determine whether to recommend changes to the Board of Directors to reflect new laws, rules and regulations and developing governance practices. The Guidelines address several key areas of corporate governance, including our governance philosophy, director responsibilities, Board composition, Board meetings and committees, director independence, and director compensation. The Guidelines are available on our website, www.sparton.com.
In addition to the Guidelines, the Board adopted charters for the Compensation, Executive, and Nominating and Corporate Governance Committees addressing corporate governance issues. These charters address issues such as independence of the committee members, committee organization and powers, member qualifications, duties and responsibilities, and corporate governance. As of June 30, 2009, all members of the Audit, Compensation, and Nominating and Corporate Governance Committees were Independent Directors. Copies of the charters for each of these committees are located on the Company’s website, www.sparton.com. The Company continues to develop and refine its Corporate Governance policies and practices and their place within the committee structure of the Board of Directors.
Code of Ethics
“The Sparton Way” governs the actions and working relationships of the Company’s employees, officers and directors. “The Sparton Way” endorses the highest level of ethical standards, along with addressing other issues such as corporate opportunities, confidentiality, and the protection and proper use of corporate assets. The Company also updated its long standing Code of Business Conduct and Ethics in light of current regulatory requirements.
To the extent any waiver is granted with respect to the Code of Business Conduct and Ethics that requires disclosure under applicable SEC rules, such waiver will also be posted on the Company’s website, as will any amendment that may be adopted from time to time. The Company’s Shareowner Letters, Annual Report, Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and news releases are also available at the website, or are available, without charge, by contacting the Shareowners’ Relations Department at 1-800-248-9579.
Whistleblower Provisions
It is the Company’s policy to encourage its employees and other persons to disclose improper activities, and to address complaints alleging acts of reprisal or intimidation resulting from disclosure of improper activities. Individuals wishing to report improper activities may call the Company’s Whistleblower service at 1-866-393-7585. Activities may be reported anonymously if desired.

Audit Committee Report
The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements for the fiscal year ended June 30, 2009 with management and with the Company’s independent registered public accounting firm (“independent auditors”), BDO Seidman, LLP. Management is responsible for the Company’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States).
The Audit Committee has discussed with BDO Seidman, LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, relating to the conduct of the audit. The Audit Committee has received the written disclosures from BDO Seidman, LLP required by Rule 3526 of the Public Company Accounting Oversight Board (Independence Discussion with Audit Committees), including the letter from BDO Seidman, LLP required by the Public Company Accounting Oversight Board regarding BDO Seidman, LLP’s communications with the Audit Committee, discussed with BDO Seidman, LLP their independence, and considered the compatibility of non-audit services provided by BDO Seidman, LLP with their independence.
Based on the review and discussion described above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the fiscal year ended June 30, 2009 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2009 for filing with the SEC.
William I. Noecker, Chairman
Joseph J. Hartnett
Douglas R. Schrank
PROPOSAL 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
Relationship with Independent Auditors
The Audit Committee appoints the independent auditors for the Company. In addition to performing the audit of the Company’s consolidated financial statements, BDO Seidman, LLP provided various other services during fiscal 2009. The Audit Committee has considered the provision of all non-audit services performed by BDO Seidman, LLP during fiscal 2009 with respect to maintaining auditor independence. The Audit Committee reviewed and pre-approved all professional services requested of, and performed by, BDO Seidman, LLP. The Pre-Approval Policy for audit and non-audit services is available on the Company’s website at www.sparton.com. The aggregate fees billed for fiscal 2009 and 2008 for each of the following categories of services are set forth below.
Pursuant to the Pre-Approval Policy, the Audit Committee annually reviews and pre-approves the services that may be provided by the independent auditor without obtaining specific pre-approval from the Audit Committee, and such services are considered approved through the next annual review. The Audit Committee revises the list of pre-approved services from time to time based on subsequent determinations. The Audit Committee may delegate pre-approval authority to one or more of the members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting.
Fees
Fiscal 2009
Audit Fees — The aggregate fees of BDO Seidman, LLP for professional services rendered for the audit of the Company’s annual consolidated financial statements for the fiscal year ended June 30, 2009 and the reviews of the consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q for that fiscal year, were $366,000.
Audit-Related Fees — The aggregate audit-related fees of BDO Seidman, LLP for professional services rendered for the fiscal year ended June 30, 2009, primarily for the audit of the Company’s employee benefit plans, were $26,000.

Tax Fees — The aggregate fees of BDO Seidman, LLP for tax services, preparation and review, rendered for the fiscal year ended June 30, 2009, were $86,000.
All Other Fees — There were no fees for other services billed by BDO Seidman, LLP for the fiscal year ended June 30, 2009, and there were no financial information systems design and implementation services provided.
Fiscal 2008
Audit Fees — The aggregate fees of BDO Seidman, LLP for professional services rendered for the audit of the Company’s annual consolidated financial statements for the fiscal year ended June 30, 2008, and the reviews of the consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q for that fiscal year, were $333,000.
Audit-Related Fees — The aggregate audit-related fees of BDO Seidman, LLP for professional services rendered for the fiscal year ended June 30, 2008, primarily for the audit of the Company’s employee benefit plans and accounting and consulting including assistance with the adoption of FIN No. 48, were $63,000.
Tax Fees — The aggregate fees of BDO Seidman, LLP for tax services, preparation and review, rendered for the fiscal year ended June 30, 2008, were $83,000.
All Other Fees — There were no fees for other services billed by BDO Seidman, LLP for the fiscal year ended June 30, 2008, and there were no Financial Information Systems Design and Implementation services provided.
Auditor Independence
The Audit Committee is required to consider the independence of BDO Seidman, LLP when engaging the firm to perform audit-related and other services. In 2009, it was determined by the Audit Committee that audit-related and other services provided and the fees paid for those services were compatible with maintaining the independence of BDO Seidman, LLP.
Vote Required for Approval
At a meeting on August 27, 2009, the Audit Committee of the Board of Directors took action to approve the retention of the accounting firm of BDO Seidman, LLP as the independent auditors for the Company for the fiscal year ending June 30, 2010. Such approval is subject to shareowner ratification.
Each share of common stock is entitled to one vote for this proposal. In order to be adopted, this proposal must be ratified by the holders of a majority of the outstanding shares of our common stock present or represented by proxy and entitled to vote at the Annual Meeting. If the shareowners do not ratify the appointment of BDO Seidman, LLP, the Board of Directors will consider the selection of other auditors.
Board Recommendation
The Board of Directors recommends that shareowners vote “FOR” the ratification of the selection of BDO Seidman, LLP.
Representatives of BDO Seidman, LLP, the Company’s independent registered public accounting firm, are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

PROPOSAL 3
PROPOSAL TO APPROVE THE SPARTON CORPORATION
2010 LONG-TERM STOCK INCENTIVE PLAN
The Executive Committee Board of Directors has approved, and is submitting for shareowner approval, the 2010 LTIP. The Board believes that the 2010 LTIP is an integral part of the Company’s long-term compensation philosophy. The 2010 LTIP is designed to align the interests of employees of the Company selected to receive awards and the directors with those of shareowners by rewarding long-term decision-making and actions for the benefit of the Company. The Company believes that equity-based compensation assists in the attraction and retention of qualified employees and directors and provides them with additional incentive to devote their best efforts to pursue and sustain the Company’s superior long-term performance, enhancing the value of the Company for the benefit of its shareowners.
In 1999, the Company’s shareowners approved the Sparton Corporation Stock Incentive Plan, as amended in October 2001 (the “2001 SIP”). Pursuant to the 2001 SIP, 970,161 shares of stock, stock options or similar equivalent interests were authorized to be granted to key employees and non-employee directors of the Company and its subsidiaries. Of the 970,161 shares permitted to be issued under the 2001 SIP as of June 30, 2009, (i) 324,127 shares are subject to unexercised options or have been granted as restricted shares and (ii) 169,864 shares remain available to be granted under the 2001 SIP.
The Board of Directors believes that the award of stock options and stock grants is a key tool in recruiting and retaining key executives and provides goal congruence with the Company’s shareowners. Therefore, the Board of Directors developed and recommends to the shareowners the 2010 LTIP which is further described below. The Board of Directors and the Compensation Committee intends to award the remaining available shares under the 2001 SIP until the expiration of the 2001 SIP in accordance with its terms in 2011.
2010 LTIP
The provisions of the 2010 LTIP are intended to ensure that the tax deductibility of payments under the 2010 LTIP is not limited by Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Under Section 162(m) of the Code, annual compensation in excess of one million dollars paid to a corporation’s chief executive officer and the four other highest paid executive officers (“Covered Employees”) is not deductible by the Company for federal income tax purposes, unless such compensation is considered “performance-based compensation.” For compensation to qualify as “performance-based compensation,” certain conditions must be met, including shareowner approval of the material terms of the arrangement under which the compensation is paid. The maximum amount of compensation payable with respect to an award granted under the 2010 LTIP to any award recipient who is a Covered Employee that is denominated as a dollar amount may not exceed five million dollars for any calendar year.
Plan Document
The full text of the 2010 LTIP is included as Appendix A to this Proxy Statement. The following summarizes the material features of the 2010 LTIP and is qualified in its entirety by the full text of the 2010 LTIP.
Eligible Participants
Any directors, officers and employees of the Company and its subsidiaries and affiliates, as well as prospective officers and employees who have accepted offers of employment, may be selected by the Compensation Committee to become participants in the 2010 LTIP. Presently, the Company estimates that approximately eight directors and ten executive officers would be eligible to receive awards each year under the 2010 LTIP.
Shares Available Under the 2010 LTIP
The maximum number of shares of the Company’s common stock that will be available under the 2010 LTIP is 1,000,000. To the extent that any award is forfeited, terminates, expires or lapses without exercise or settlement, the shares subject to such awards forfeited or not delivered as a result thereof shall again be available for awards under the 2010 LTIP.
In the event of (i) a stock dividend, stock split, reverse stock split, share combination, or recapitalization or similar event affecting the capital structure of the Company or (ii) a merger, consolidation, acquisition of property or shares, separation, spinoff, reorganization, stock rights offering, liquidation, disaffiliation, or similar event affecting the Company or any of its subsidiaries, the Compensation Committee or the Board of Directors shall make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of shares or other securities reserved for issuance and delivery under the 2010 LTIP, (B) the various maximum limitations set forth above upon certain types of awards and upon the grants to individuals of certain types of awards, (C) the number and kind of shares or other securities subject to outstanding awards, and (D) the exercise price of outstanding options and stock appreciation rights. Any such adjustment is required to be made in a manner that would be consistent with Section 409A of the Code.
New Plan Benefits
Because awards under the 2010 LTIP are discretionary, no awards are determinable at this time.
Market Value of Common Stock
On September 23, 2009, the latest practicable date the information was available prior to the printing and mailing of this Proxy Statement, the closing price of a share of the Company’s common stock on the NYSE was $3.95.
Administration of the 2010 LTIP
The 2010 LTIP is administered by the Compensation Committee of the Board of Directors, or such other committee of members of the Board of Directors as the Board may designate from time to time. The Compensation Committee is required to have at least two members who qualify as non-employee directors.
The Compensation Committee is authorized to (a) construe and interpret the 2010 LTIP, the rules and regulations under the 2010 LTIP, and all grants under the 2010 LTIP, (b) adopt, amend and rescind rules and procedures relating to the administration of the 2010 LTIP as, in its opinion, may be advisable in the administration of the 2010 LTIP, and (c) except as provided in the 2010 LTIP, make all other determinations deemed necessary or advisable under the 2010 LTIP. The Compensation Committee may, except to the extent prohibited by applicable law or the listing standards of the NYSE, allocate all or any portion of its responsibilities and powers to any one or more of its members or to any other person or persons selected by it, including, without limitation, the Company’s Chief Executive Officer. However, the Compensation Committee may not delegate its responsibilities and powers if such delegation would cause an award made to an individual subject to Section 16 of the Exchange Act not to qualify for an exemption from Section 16(b) of the Exchange Act. In addition, it may not delegate its authority with respect to qualified performance-based grants, except to the extent permitted by the performance exception under Section 162(m) of the Code discussed below under “Limits on the Company’s Deductions.”
Types of Awards Under the Plan
The Compensation Committee may grant stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards and other stock-based awards under the 2010 LTIP.
Stock Options
The Compensation Committee may grant stock options qualifying as incentive stock options under the Code (“ISOs”) and non-qualified stock options. The term of each stock option will be fixed by the Compensation Committee, but may not exceed ten (10) years. The exercise price for each stock option will also be fixed by the Compensation Committee, but may not be less than the fair market value of the Company’s common stock on the date of grant. ISOs may only be granted to officers and employees of the Company and corporations connected to it by chains of ownership of voting power representing fifty percent (50%) or more of the total outstanding voting power of all classes of stock of the lower-tier entity. Stock options will vest and become exercisable as determined by the Compensation Committee.
An option holder may pay the exercise price of an option in cash, through tender of shares already owned by the option holder, by pledging the proceeds from the sale of shares in connection with the exercise of the option, or by any combination of these methods.
Restricted Stock
The Compensation Committee may also award restricted stock, that is, shares of the Company’s common stock, the vesting and transferability of which is subject to such requirements as the Compensation Committee may determine. These requirements may include continued services for a specified period and/or achievement of performance goals. At the discretion of the Compensation Committee, the recipient of restricted stock will be entitled to vote the shares and receive dividends and other distributions, although the Compensation Committee may make any and all dividends and other distributions with respect to restricted stock subject to the same or different vesting conditions as the restricted stock.
Restricted Stock Units
The Compensation Committee may also award restricted stock units, that is, grants representing a specified number of hypothetical shares of the Company’s common stock, the vesting of which is subject to such requirements as the Compensation Committee may determine. These requirements may include continued services for a specified period and/or achievement of performance goals. Upon or after vesting, restricted stock units will be settled in cash or shares of the Company’s common stock or a combination, as determined by the Compensation Committee. A participant to whom restricted stock units are granted will not have any rights as a shareowner with respect to the units, unless and until they are settled in shares of the Company’s common stock, although at the discretion of the Compensation Committee, the recipient of a restricted stock unit award may be entitled to a dividend equivalent right.
Stock Appreciation Rights
The Compensation Committee may grant stock appreciation rights (“SARs”), with such terms and conditions as are determined by the Compensation Committee. Exercise of a SAR entitles a participant to receive an amount equal to the difference between the fair market value of one share of common stock on the date the SAR is exercised and the grant price, as the case may be, times the number of shares with respect to which the SAR is exercised. The Compensation Committee has discretion to determine whether any SAR will be settled in cash, shares or a combination thereof. SARs expire no more than ten years after the date they are granted.
Performance Awards
Performance awards may be denominated or payable in cash, shares of common stock (including, without limitation, shares of restricted stock), other securities, other awards, or other property. Performance awards confer on the award recipient the right to receive a dollar amount or number of shares upon the attainment of performance measures during a performance period, as established by the Compensation Committee.
Other Stock-Based Awards
Other stock-based awards may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of common stock of the Company (including, without limitation, securities convertible into shares of common stock), as the Compensation Committee deems consistent with the purpose of the 2010 LTIP. They also may be subject to such additional terms and conditions, including performance measures, not inconsistent with the provisions of the 2010 LTIP, as determined by the Compensation Committee.

Amounts of Options
Because options under the 2010 LTIP are discretionary, no specific grants are determinable at this time.
Cancellation or Suspension of Awards
The Compensation Committee may cancel all or any portion of any award, whether or not vested or deferred, as set forth below. Upon cancellation, the award recipient shall forfeit the award and any benefits attributable to such canceled award or portion thereof. The Compensation Committee may cancel an award if, in its sole discretion, the Compensation Committee determines in good faith that the award recipient has done any of the following:
(i) committed a felony; (ii) committed fraud; (iii) embezzled; (iv) disclosed confidential information or trade secrets; (v) was terminated for cause; (vi) engaged in any activity in competition with the business of the Company or any subsidiary or affiliate of the Company; or (vii) engaged in conduct that adversely affected the Company. The Director Corporate Human Resources, or such other person designated from time to time by the Chief Executive Officer of the Company, shall have the power and authority to suspend all or any portion of any award if that delegate makes in good faith the determination described in the preceding sentence. Any such suspension of an award shall remain in effect until the suspension shall be presented to and acted on by the Compensation Committee at its next meeting.
Transferability of Awards
Awards under the 2010 LTIP will be non-transferable except by will or pursuant to the laws of intestacy.
Termination and Amendment of the Plan
The Compensation Committee or the Board of Directors may amend, alter, or discontinue the 2010 LTIP, but no amendment, alteration or discontinuation shall be made which would materially impair the rights of an award recipient with respect to a previously granted award without such award recipient’s consent, except such an amendment made to comply with applicable law, including, without limitation, Section 409A of the Code, stock exchange rules or accounting rules. In addition, no such amendment shall be made without the approval of the Company’s shareowners to the extent such approval is required by applicable law or the listing standards of the applicable stock exchange. The Compensation Committee may unilaterally amend the terms of any award previously granted, but no such amendment shall cause a qualified performance-based award to cease to qualify for the exemption under Section 162(m) of the Code or, without the award recipient’s consent, materially impair the rights of any award recipient with respect to an award, except such an amendment made to cause the 2010 LTIP or award to comply with applicable law, stock exchange rules or accounting rules.
Tax Withholding
Participants are required to pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any taxes that are required to be withheld with respect to grants under the 2010 LTIP. Unless otherwise determined by the Company, the legally required minimum withholding obligations may be settled with shares of the Company’s common stock, including shares that are part of the grant that gives rise to the withholding requirement.
Summary of Federal Income Tax Consequences
A summary of the federal income tax consequences to individuals who receive stock options under the 2010 LTIP, and to the Company as a consequence of granting options, is set forth below. The discussion is based upon interpretations of the relevant tax laws in effect as of August 2009. The Company does not intend for the summary to constitute tax advice to any recipient of an award under the 2010 LTIP or to any other person. Each individual should seek tax advice with respect to the consequences of participating in the 2010 LTIP from his or her personal tax advisor.

Non-qualified Stock Options
An award recipient will not be subject to tax at the time a non-qualified stock option is granted, and no tax deduction is then available to the Company. Upon the exercise of a non-qualified stock option, an amount equal to the difference between the exercise price and the fair market value of the shares acquired on the date of exercise will be included in the holder’s ordinary income, and the Company will generally be entitled to deduct the same amount. Upon disposition of shares acquired upon exercise, appreciation or depreciation after the date of exercise will generally be treated by the award recipient as either capital gain or capital loss.
Incentive Stock Options (ISOs)
An award recipient will not be subject to regular income tax at the time an ISO is granted or exercised, and no tax deduction is then available to the Company; however, the recipient may be subject to the alternative minimum tax on the excess of the fair market value of the shares received upon exercise of the ISO over the exercise price. Upon disposition of the shares acquired upon exercise of an ISO, capital gain or capital loss will generally be recognized in an amount equal to the difference between the sale price and the exercise price, as long as the recipient has not disposed of the shares within two years after the date of grant or within one year after the date of exercise and has been employed by the Company at all times from the grant date until the date three months before the date of exercise (one year in the case of permanent disability). If the recipient disposes of the shares without satisfying both the holding period and employment requirements, the recipient will recognize ordinary income at the time of the disposition equal to the excess of the amount realized over the exercise price but, in the case of a failure to satisfy the holding period requirement, not more than the excess of the fair market value of the shares on the date the ISO is exercised over the exercise price, with any remaining gain or loss being treated as capital. The Company is not entitled to a tax deduction upon either the exercise of an ISO or upon disposition of the shares acquired pursuant to such exercise, except to the extent that the recipient recognizes ordinary income on disposition of the shares.
Limits on the Company’s Deductions
Section 162(m) of the Code generally places a $1,000,000 annual limit on a company’s tax deduction for compensation paid to a public company’s chief executive officer and the other four highest paid officers named in its proxy statement. This limit does not apply to compensation that satisfies the applicable requirements for the “performance-based compensation” exception (referred to in this proposal as the performance exception), including approval by shareowners of the material terms of the compensation. Approval of the 2010 LTIP by the Company’s shareowners will satisfy this shareowner approval requirement, and grants under the 2010 LTIP are intended to satisfy the requirements for the performance exception.
The 2010 LTIP incorporates the provisions required so that stock options and SARs will be qualified performance-based awards. These provisions include allowing such stock options and SARs to be granted only by the Compensation Committee, and requiring that their exercise price be not less than the fair market value of the Company’s common stock on the date of grant. Therefore, it is expected that all stock options and SARs granted under the 2010 LTIP will qualify for the performance exception. In addition, the 2010 LTIP gives the Compensation Committee the ability to grant restricted stock, restricted stock units and performance-based awards designed to be qualified performance-based awards. These qualified performance-based awards must be subject to the achievement of performance goals based upon the attainment of specified levels of one or more of the following measures: (a) earnings per share, (b) return measures (including, but not limited to, return on assets, equity or sales), (c) net income (before or after taxes), (d) cash flow (including, but not limited to, operating cash flow and free cash flow), (e) cash flow return on investments, which equals net cash flows divided by owner’s equity, (f) earnings before or after taxes, interest, depreciation and/or amortization, (g) internal rate of return or increase in net present value, (h) gross revenues, (i) gross margins or (j) stock price (including, but not limited to, growth measures and total shareowner return). Performance measures may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated and may be based on or adjusted for any other objective goals, events, or occurrences established by the Compensation Committee for a performance period. Such performance measures may be particular to a line of business, subsidiary or other unit or may be based on the performance of the Company generally.
Performance measures may be adjusted by the Compensation Committee in its sole discretion to eliminate the unbudgeted effects of charges for restructurings, charges for discontinued operations, charges for extraordinary items and other unusual or non-recurring items of loss or expense, merger related charges, cumulative effect of accounting changes, the unbudgeted financial impact of any acquisition or divestiture made during the applicable performance period, and any direct or indirect change in the federal corporate tax rate affecting the performance period, each as defined by generally accepted accounting principles and identified in the audited financial statements, notes to the audited financial statements, management’s discussion and analysis or other Company filings with the SEC.
In granting qualified performance-based awards other than stock options and SARs, the Compensation Committee must establish the applicable performance measures within the time allowed by the performance exception and at a time when achievement of the goals is substantially uncertain, and it must certify the achievement of those goals before the vesting or payment of the qualified performance-based awards. In addition, in order to assure that qualified performance-based awards in fact qualify for the performance exception, the 2010 LTIP provides that (1) except in the event of death, disability, or other events permitted by the performance exception, the achievement of the applicable performance goals may not be waived, and (2) awards may not be amended, and the Compensation Committee may not exercise discretionary authority, in a way that would cause the awards to cease to qualify for the performance exemption.
As one of the factors in its decisions regarding grants under and administration of the 2010 LTIP, the Compensation Committee will consider the anticipated effects of Section 162(m) of the Code. These effects will depend upon a number of factors, including not only whether the grants qualify for the performance exception, but also the timing of executives’ vesting in or exercise of previously granted equity awards and receipt of other compensation. Furthermore, interpretations of and changes in the tax laws and other factors beyond the Compensation Committee’s control may also affect the deductibility of compensation. For these and other reasons, the Compensation Committee may make grants that do not qualify for the performance exception, and the Company’s tax deductions for those grants may be limited or eliminated as a result of the application of Section 162(m) of the Code. Further, if grants vest or are paid on an accelerated basis upon a change in control or a subsequent termination of employment, some or all of the value of that acceleration may be considered an “excess parachute payment” under Section 280G of the Code, which would result in the imposition of a twenty percent (20%) federal excise tax on the recipients of the excess parachute payments and a loss of the Company’s deduction for the excess parachute payments.
Tax Law Affecting Deferred Compensation
It is the current intention of the Company that no grants under the 2010 LTIP will be subject to Section 409A of the Code. However, any grant that is made by the Company that is subject to Section 409A of the Code will comply in all respects with Section 409A of the Code.
Effective Date
The 2010 LTIP will be effective as of the date it is approved by the shareowners. It will terminate on the tenth (10th) anniversary of that date, unless earlier terminated in accordance with its provisions. Awards outstanding as of the date of termination of the 2010 LTIP shall not be affected or impaired by the termination.
Vote Required for Approval
Each share of common stock is entitled to one vote for this proposal. In order to be adopted, this proposal must be approved by the holders of a majority of the outstanding shares of our common stock present or represented by proxy and entitled to vote at the Annual Meeting.
Board Recommendation
The Board of Directors recommends a vote “FOR” the approval and adoption of the 2010 LTIP.

EXECUTIVE COMPENSATION
Compensation Committee Report
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis section of this Proxy Statement (the “CD&A”) for the fiscal year ended June 30, 2009, which appears below. Based on the review and discussions referred to in the preceding sentence, the Compensation Committee recommended to the Board of Directors that the CD&A be included in this Proxy Statement and be incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2009.
THE COMPENSATION COMMITTEE
James D. Fast, Chairman
James N. DeBoer
James R. Swartwout
Compensation Discussion and Analysis
The Compensation Committee (referred to in this Section as the “Committee”) is authorized (i) to assist management with compensation policies and programs for the Company’s Named Executive Officers and the Key Managers (ii) to review and approve the performance goals established for the Named Executive Officers and the Key Managers; and (iii) to recommend, after considering the results of the executives’ performance and the Company’s profitability, the salaries and incentive bonuses for the Named Executive Officers and the Key Managers.
The Committee is comprised of three Independent Directors. Their responsibilities are carried out pursuant to authority delegated by the Board of Directors and in accordance with the federal securities laws and other applicable laws and regulations. The Committee is governed by a written charter which can be found on the Company’s website at www.sparton.com.
Compensation Philosophy
The Company has formulated a compensation philosophy with the objective of fair, competitive and performance-based compensation of its executive officers, including the Named Executive Officers and the Key Managers. The philosophy reflects the belief that the total compensation of the Named Executive Officers and the Key Managers should be aligned with the Company’s performance. While the specific programs may be modified from year to year, the compensation philosophy has remained consistent for many years. The Committee seeks to reward performance with cost-effective compensation that aligns employee efforts with the Company’s business strategy through adherence to the following compensation policies:
•	Total compensation should strengthen the relationship between pay and performance by including and emphasizing variable, at-risk compensation that is dependent on achieving specific corporate, business function, and/or individual performance goals.

•	An element of pay for Named Executive Officers and the Key Managers should be comprised of long-term incentives to align management interests with those of its shareowners.

•	The incentive components of pay should be weighted toward long-term factors.

•	Total compensation opportunities should enhance the Company’s ability to attract, retain and develop knowledgeable and experienced executives.

•	Base salary should be targeted at compensation comparable to that paid to executives of similar electronics contract manufacturers.
In devising and maintaining the Company’s executive compensation program, the Committee reviews published data relevant to the compensation of executives in publicly owned competitor companies which operate in the electronics contract manufacturing industry. The Committee also consults with management, and outside accounting and legal advisors as appropriate. Management utilized compensation consultants during fiscal 2009 as part of its review of the Company’s compensation programs and in making recommendations to the Committee for its consideration. The Company engaged Watson Wyatt during fiscal 2008 and fiscal 2009 to review compensation for the directors and approximately 13 executive positions. The Company requested that Watson Wyatt provide benchmark information on compensation for such directors and executives based on similar companies. During fiscal 2009, the review was narrowed to focus on long-term and short-term incentive compensation for the 13 positions (which included approximately 21 employees, including Named Executive Officers and Key Managers) and confirmation of the Nominating and Governance Committee’s recommendations on Board compensation. Watson Wyatt provided the Company with benchmark information regarding average bonus amounts for the given positions. Additionally, Watson Wyatt presented the Nominating and Governance Committee with a memorandum commenting on the proposal by said Committee on the proposed Board of Director compensation program and confirming its reasonableness. The Company used the information from Watson Wyatt on executive long-term and short-term incentive compensation in making recommendations to the Committee as to the scope and amount of awards under the STIP (defined under Executive Compensation, below at page 25) and the 2010 LTIP. The Committee’s recommendations are subject to approval by the Board of Directors.
Components of Compensation
The key elements of the Company’s executive compensation program are base salary, short-term (annual) incentive and long-term incentive compensation. These elements are addressed separately below.
The Committee does not use mathematical formulas exclusively to determine compensation. In setting each component of compensation, the Committee considers all elements of a Named Executive Officer’s and Key Manager’s total compensation package, including base salary, incentive compensation, and the value of benefits.
Base Salaries
A competitive base salary provides the foundation for a total compensation package required to attract, retain, and motivate the Named Executive Officers and the Key Managers in alignment with the Company’s business strategies. The Committee reviews with the Chief Executive Officer and approves, with modifications considered appropriate, his recommendation of the annual base salary for each of the Named Executive Officers (other than the Chief Executive Officer) and the Key Managers on an annual basis, generally in the first quarter of the fiscal year. The Committee independently reviews and sets the base salary for the Chief Executive Officer, subject to the approval of the Board of Directors.
Base salaries are initially premised upon the responsibilities of each Named Executive Officer and Key Manager and may be further adjusted based on industry surveys and related data, and performance judgments as to the past and expected future contributions of the applicable Named Executive Officer and the Key Manager. The Committee reviews each Named Executive Officer’s and Key Manager’s base salary annually.
Short-Term Incentives
ROCE
Short-term incentives have been paid pursuant to the Company’s Return on Capital Employed (“ROCE”) Annual Incentive Bonus Plan which is reflective of the Company’s goals of relating compensation to corporate performance. This plan permits Named Executive Officers and other key employees to earn additional compensation if return on capital employed meets or exceeds an established goal. The goal is set on an annual basis and is reflective of the Company’s business forecasts for the fiscal year. The ROCE metric is calculated using profit before taxes, as adjusted for non-recurring and certain other items, divided by Average Capital Employed which is defined as the total of average accounts receivable excluding inter-company balances, average inventory and average net property, plant and equipment. If the ROCE target is met, or is within allowable deviations, Named Executive Officers and other key employees share in a fund established for the particular class of employee. The employees of the Company’s subsidiary, Sparton Medical Systems, Inc. (“Sparton Medical”), including Duane K. Stierhoff, one of the Named Executive Officers, did not participate in the ROCE Plan during fiscal 2009. During the 2008 and 2009 fiscal years, there were no bonuses awarded under the ROCE Plan, as the ROCE plan target goal was not realized. The performance goals for the ROCE incentive bonus compensation plan are prepared annually by the Chief Executive Officer, reviewed and approved annually by the Committee, and presented to the Board of Directors for their review and approval.
The ROCE Annual Incentive Plan has been replaced by the STIP.
STIP
On June 26, 2009, the Board of Directors approved and adopted the Sparton Short-Term Incentive Plan (the “STIP”). The STIP does not require shareowner approval. The purpose of the STIP is to increase shareowner value and ensure the success of the Company by motivating participants to achieve all defined financial and operating goals and strategic objectives of the business. The STIP is further intended to attract and retain key employees essential to the success of the business and to provide competitive compensation programs consistent with market competitive pay practices.
The Committee has been appointed by the Board of Directors to administer the STIP. The Committee, with the approval of the Board of Directors, shall select executive or key employees of the Company or its affiliates, including the Company’s President and Chief Executive Officer, Chief Financial Officer, Named Executive Officers and Key Managers identified by the Committee to be participants in the STIP for any annual performance period. Participation in the STIP is in the sole discretion of the Committee, on an annual performance period by annual performance period basis. The first annual performance period for which awards under the STIP may be made is the Company’s fiscal year ending June 30, 2010.
The Committee, subject to approval by the Board of Directors, shall establish an individual potential award percentage for each participant equal to a percentage of such participant’s salary. The Company shall determine and recommend, and the Committee shall, in its sole discretion, approve the performance goals and objectives applicable to any actual incentive award. The requirements may be on the basis of any factors the Committee determines relevant, and may be on an individual, business unit or Company-wide basis. Failure to meet the performance goals and objectives of the annual performance period will result in the participant’s failure to earn the actual incentive award, except as otherwise determined by the Committee. Actual incentive award payments will be determined, based on verified achievement levels of established performance goals and objectives for the annual performance period, by the Committee and approved by the Board of Directors.
For each annual performance period, the Committee, subject to approval by the Board of Directors, shall establish an incentive award pool. Payment of each actual incentive award shall be made as soon as practicable as determined by the Committee after the completion of the independent audit and filing of the annual report on Form 10-K for the annual performance period during which the actual performance award was earned. Unless otherwise determined by the Committee, to receive payment of an actual incentive award, a participant must be employed by the Company or any affiliate on the last day of the annual performance period, and, subject to certain exceptions in the event of a participant’s death or disability, on the date of payment of the actual incentive award. Actual incentive awards shall be paid from the incentive award pool in cash in a single lump sum.
The Committee may, in its sole discretion, grant an award for an extraordinary individual contribution which substantially benefits the Company but is not reflected in the achievement of a participant’s individual goals.
The Board of Directors, in its sole discretion, may amend or terminate the STIP, or any part thereof, at any time and for any reason. The amendment, suspension or termination of the STIP shall not, without the consent of the participant, alter or impair any rights or obligations under any actual incentive award earned by such participant. No award may be granted during any period of suspension or after termination of the STIP. The STIP will remain in effect until terminated.
The Committee, with the approval of the Board of Directors, has selected certain employees to be participants in the STIP for the annual performance period ending June 30, 2010 and has established potential awards for that period. The individual potential award percentages for these participants range from 15% to 85% of a participant’s base salary. The performance goals and objectives are based upon three components: corporate net income before tax, business unit net income before tax, and measured personal objectives. These components may be weighted separately for each participant. Awards will be payable on a graduated scale ranging from a threshold of 80% of the target award for each component up to a maximum of 200% of the target award for that component. No award for a component is payable if performance is below the threshold. The funds available for award under the STIP for fiscal 2010 are $1,222,005, assuming a payment of 100% of the target award for each selected participant.

The potential awards for the Company’s Named Executive Officers and Key Managers are as set forth in the following table:

		Short-Term Incentive Plan Weighting
		Corporate Net	Business Unit Net	Measured
	Award (% of	Income Before	Income Before	Personal
Name	Base Salary)	Tax	Tax	Objectives

Named Executive Officers

Cary B. Wood President and Chief Executive Officer	85%	85%	0%	15%

Gregory A. Slome Senior Vice President and Chief Financial Officer	35%	85%	0%	15%

Richard L. Langley Former Interim Chief Executive Officer and President (1)	0%	0%	0%	0%

Duane K. Stierhoff Group Vice President, Medical Business Unit	40%	25%	65%	10%

Douglas E. Johnson Former Chief Operating Officer and Executive Vice President (1)	0%	0%	0%	0%

Key Managers (2)

Gordon B. Madlock Senior Vice President, Operations	40%	65%	0%	35%

Michael W. Osborne Senior Vice President, Business Development and Supply Chain	40%	65%	0%	35%

Steven M. Korwin Group Vice President, Electronics Business Unit	35%	25%	65%	10%

James M. Lackemacher Group Vice President, Government Systems SBU	40%	25%	65%	10%

(1)	Mr. Langley’s employment with the Company terminated effective April 1, 2009 upon his retirement and Mr. Johnson’s employment with the Company terminated December 5, 2008, prior to adoption of the STIP.

(2)	In the 2009 fiscal year, the Company’s management was re-structured such that the employment of certain key members of management was terminated and the Key Managers commenced employment with the Company. Certain of the Key Managers may have been included in the definition of Named Executive Officer had they been employed by the Company for the full 2009 fiscal year. As such, the Company has determined to disclose certain information regarding the Key Managers the same as would have been required had they met the definition of Named Executive Officer for the 2009 fiscal year.
Bonuses
The Committee may recommend bonuses in addition to or in lieu of bonuses earned under the plans described above based on the Committee’s evaluation of the individual performance and level of responsibility of the Named Executive Officers and the Key Managers. In determining discretionary annual incentive bonuses for the Named Executive Officers and the Key Managers, the Committee evaluates the Chief Executive Officer’s recommendations based on individual performance. The Committee independently evaluates the individual performance of the Chief Executive Officer. The results of those evaluations are used by the Committee to award the short-term incentive bonuses to the Named Executive Officers and Key Managers.
In November 2008 and December 2008, the Company entered into employment agreements with Cary B. Wood and Steven M. Korwin, respectively. The annual short-term mandatory incentive bonuses awarded to Mr. Wood and Mr. Korwin are set forth in the bonus column of the Summary Compensation Table. In 2006, Sparton Medical entered into four-year employment agreements with certain members of the management of that subsidiary, including Duane K. Stierhoff. Mr. Stierhoff’s employment agreement provides for annual short-term incentive bonuses based on the financial results of Sparton Medical for the respective fiscal years over the term of the employment agreement. Mr. Stierhoff’s bonuses for fiscal 2009 and fiscal 2008 are provided in the bonus column of the Summary Compensation Table.
Long-Term Incentives
2001 SIP
In keeping with the Company’s philosophy of providing a total compensation package that includes long-term incentives, a Named Executive Officer’s and/or Key Manager’s total compensation package may include stock options, restricted stock, stock units and/or cash under the 2001 SIP. These incentives are designed to motivate and reward Named Executive Officers and Key Managers for maximizing shareowner value and encourage the long-term employment of key employees.
When awarding long-term incentives, the Committee considers a Named Executive Officer’s and/or Key Manager’s overall level of responsibility, Company performance and individual performance criteria, as well as the compensation practices of the peer group of companies used to evaluate total compensation.
The number of shares awarded through stock option grants is based primarily on the per share price on the date of the award. As a result, the number of shares underlying stock option awards may vary from year to year, as it is dependent on the price of the Company’s common stock on the date of grant. The size of the award can also be adjusted based on individual factors.
Because the exercise price of these options is equal to or exceeds the fair market value of the Company’s common stock as of the close of the stock market on the day preceding the date of grant (as specified in the plan), these stock options will only deliver a reward if the stock price appreciates from the price on the date the stock options were granted. This is intended to focus Named Executive Officers and Key Managers on the long-term enhancement of shareowner value. During fiscal 2009, no stock options were awarded.
It should also be noted that during fiscal 2009, no outstanding stock options were re-priced, on either an individual or collective basis, consistent with the Company’s long established policy of not re-pricing stock options, except to avoid the dilutive effect of certain actions such as the declaration of stock dividends as provided in the 2001 SIP.

The Company annually reviews the long-term incentive elements of its compensation package, including the beneficial and detrimental aspects of particular compensation components such as stock options, to determine the continuing efficacy of such programs.
During fiscal 2008 and 2009, the Company engaged Watson Wyatt to review compensation for the directors and certain executive officers. During 2009, Watson Wyatt focused on long-term and short-term incentive compensation. The Company used the information from Watson Wyatt on executive long-term and short-term incentive compensation in making recommendations to the Committee as to the scope and amount of awards under the STIP and the 2010 LTIP. See pages 13 and 23 above for additional detail with respect to this review by Watson Wyatt.
2010 LTIP
See page 16 under Proposal 3, above, for a description of the Company’s 2010 LTIP which has been adopted by the Executive Committee of the Board of Directors, subject to shareowner approval at the Annual Meeting. Notwithstanding the approval of the 2010 LTIP, 169,864 shares under the 2001 SIP will remain available for award until the 2001 SIP expires in accordance with its terms in 2011.
Other Compensation
The Named Executive Officers and the Key Managers receive a variety of modest miscellaneous benefits, the value of which is presented for the Named Executive Officers and the Key Managers under the caption “All Other Compensation” in the Summary Compensation Table. These benefits include the Company’s qualified pension plan, matching contributions under the Company’s 401(k) Plan and other miscellaneous benefits.
Compensation Committee Interlocks and Insider Participation
Mr. Fast, Mr. DeBoer and Mr. Swartwout are not officers or employees, or former officers or employees of the Company or any of its subsidiaries. No interlocking relationship exists between members of the Company’s Board of Directors or the Committee and the board of directors or compensation committee of any other company, nor has such an interlocking relationship existed in the past.

Summary Compensation Table
The following table contains information pertaining to the annual compensation for fiscal 2009 and fiscal 2008 of the Named Executive Officers and the Key Managers.

									Changes in
									Pension Value
									and Non-
									Qualified
									Deferred
								Option	Compensation	All Other
		Salary		Bonus		Stock Awards		Awards	Earnings	Compensation
Name and Principal Position	Fiscal Year	($)		($)		($) (18)		($) (21)	($)	($)		Total
Named Executive Officers

Cary B. Wood (1)	2009	230,000	(9)	163,333	(16)	157,232	(19)	—	—	20,972	(22)	571,537
President and Chief Executive Officer	2008	—		—		—		—	—	—		—

Gregory A. Slome (2)	2009	58,750	(10)	30,000		6,149	(20)	—	—	102,206	(23)	197,105
Senior Vice President and Chief Financial Officer	2008	—		—		—		—	—	—		—

Richard L. Langley (3)	2009	231,170	(11)	—		—		9,340	63,060	64,164	(24)	367,734
Interim President and Chief Executive Officer (former)	2008	188,173		—		—		8,500	35,892	13,805		246,370

Douglas E. Johnson (4)	2009	131,087		—		—		—	23,103	48,679	(25)	202,869
Chief Operating Officer and Executive Vice President (former)	2008	186,243		—		—		8,500	36,526	11,287		242,556

Duane K. Stierhoff	2009	194,872	(12)	87,551		—		12,850	3,120	8,106		306,499
Senior Vice President	2008	179,808		91,812		—		12,523	2,426	9,455		296,024

Key Managers (5)

Gordon B. Madlock (6)	2009	95,250	(13)	30,000		—		—	—	4,800		130,050
Senior Vice President, Operations	2008	—		—		—		—	—	—		—

Michael W. Osborne (7)	2009	109,904	(14)	20,000		—		—	—	—		129,904
Senior Vice President, Business Development and Supply Chain	2008	—		—		—		—	—	—		—

Steven M. Korwin (8)	2009	98,943	(15)	30,625	(17)	—		—	—	5,600		135,168
Group Vice President, Electronics Business Unit	2008	—		—		—		—	—	—		—

James M. Lackemacher	2009	122,421		20,000		—		5,149	2,531	2,700		152,801
Group Vice President, Government Systems SBU	2008	121,972		—		—		6,322	6,498	3,511		138,303

(1)	Mr. Wood’s employment with the Company commenced November 6, 2008 pursuant to an agreement described below.

(2)	Mr. Slome’s employment with the Company commenced April 1, 2009 pursuant to his employment agreement with the Company described below.

(3)	Mr. Langley was Interim Chief Executive Officer of the Company until November 22, 2009, and President of the Company until April 1, 2009, when his employment terminated upon his retirement. Mr. Langley continues to provide consulting services to the Company pursuant to an agreement described below.

(4)	Mr. Johnson’s employment with the Company terminated December 5, 2008.

(5)	In the 2009 fiscal year, the Company’s management was re-structured such that the employment of certain key members of management was terminated and the Key Managers commenced employment with the Company. Certain of the Key Managers may have been included in the definition of Named Executive Officer had they been employed by the Company for the full 2009 fiscal year. As such, the Company has determined to disclose certain information regarding the Key Managers the same as would have been required had they met the definition of Named Executive Officer for the 2009 fiscal year.

(6)	Mr. Madlock’s employment with the Company commenced January 5, 2009 pursuant to his employment agreement with the Company described below.

(7)	Mr. Osborne’s employment with the Company commenced January 5, 2009 pursuant to his employment agreement with the Company described below.

(8)	Mr. Korwin’s employment with the Company commenced December 8, 2008 pursuant to his employment agreement with the Company described below.

(9)	Mr. Wood’s annual base salary, set pursuant to his employment agreement with the Company described below, is $400,000.

(10)	Mr. Slome’s annual base salary, set pursuant to his employment agreement described below, is $235,000.

(11)	Mr. Langley’s salary and payment for services, as applicable, is set pursuant to the agreements described below.

(12)	Mr. Stierhoff’s salary, set pursuant to his employment agreement with the Company described below (and has been adjusted since inception consistent with changes in his duties), is $180,200.

(13)	Mr. Madlock’s annual base salary, set pursuant to his employment agreement described below, is $195,000.

(14)	Mr. Osborne’s annual base salary, set pursuant to his employment agreement described below, is $225,000.

(15)	Mr. Korwin’s annual base salary, set pursuant to his employment agreement described below, is $175,000.

(16)	Includes a mandatory bonus of $113,333 and a signing bonus of $50,000 under the terms of Mr. Wood’s employment agreement.

(17)	Includes a mandatory bonus of $30,625 under the terms of Mr. Korwin’s employment agreement.

(18)	The amounts shown in this column are the dollar amounts recognized during the applicable fiscal year for financial reporting purposes in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (Revised 2004) Share-Based Payment (“FAS 123(R)”) for stock awards granted during the applicable and prior fiscal years. The assumptions made for the valuation of the stock awards are disclosed in note 5 of the Notes to Consolidated Financial Statements included in the Company’s Form 10-K for the fiscal year ended June 30, 2009.

(19)	Mr. Wood was awarded 120,000 shares, 73,334 of which are restricted shares, as of June 30, 2009, under Mr. Wood’s employment agreement and subject to the 2001 SIP.

(20)	Mr. Slome was awarded 20,000 shares of common stock of the Company, all of which are restricted shares as of June 30, 2009, and subject to the 2001 SIP.

(21)	The amounts shown in this column are the dollar amounts recognized during the applicable fiscal year for financial reporting purposes in accordance with FAS 123(R) for stock options awards granted during the applicable and prior fiscal years. The assumptions made for the valuation of the option awards are disclosed in note 5 of the Notes to Consolidated Financial Statements included in the Company’s Form 10-K for the fiscal year ended June 30, 2009.

(22)	Includes $4,000 paid to Mr. Wood for his role as a director of the Company.

(23)	Includes $99,806 for payments made to Mr. Slome in his capacity as a contractor in fiscal year 2009, prior to his engagement as the Chief Financial Officer of the Company, for contractor fees and reimbursement of expenses.

(24)	Comprised in part of $54,019 for severance. Includes $2,000 paid to Mr. Langley for his role as a director of the Company.

(25)	Comprised in part of $42,979 for severance.

Plan Based Compensation
Equity Compensation Plans Approved by Shareowners
The Company’s shareowners previously approved the 2001 SIP. The Company uses the 2001 SIP for stock based incentive awards. These awards can be in the form of stock options, stock appreciation rights, restricted stock, or performance shares. As of June 30, 2009, there are 169,864 shares available for future awards.
As discussed herein, the Company is proposing the 2010 LTIP to shareowners at the Annual Meeting. The shares under the 2001 SIP will remain available for award until the 2001 SIP expires in accordance with its terms in 2011.
Equity Compensation Plans Not Approved by Shareowners
The Company does not maintain any equity compensation plans not approved by shareowners. The 2010 LTIP is being presented to the shareowners for approval at the Annual Meeting.
Plan Based Awards in the Last Fiscal Year
In fiscal 2009, the Company granted: (i) 120,000 shares of common stock to Cary B. Wood, 73,334 of which are restricted as set forth in Mr. Wood’s employment agreement, described below, and subject to the 2001 SIP; and (ii) 20,000 shares of common stock to Gregory A. Slome, all of which are restricted as set forth in Mr. Slome’s employment agreement and subject to the 2001 SIP. The market value as of the date of the award of such restricted stock is $270,000 for the award to Mr. Wood and $31,600 for the award to Mr. Slome. The vesting schedules for the stock awards are set forth below as part of the summary of the employment agreements for each of Mr. Wood and Mr. Slome. The Company did not grant any other restricted stock or any stock options to any Named Executive Officer or Key Manager during fiscal 2009. None of the Named Executive Officers or Key Managers exercised any stock options during fiscal year 2009.

The following table sets forth certain information about the status of stock and option awards outstanding for the Named Executive Officers and Key Managers as of June 30, 2009.
Outstanding Equity Awards at Fiscal Year End

	Option Awards
	Number of	Number of
	Shares	Shares
	Underlying	Underlying			Stock Awards
	Options	Options	Option		Number of shares	Market value of
	Granted	Granted	Exercise	Option	or units of stock	shares of units of
	Exercisable	Unexercisable	Price	Expiration	that have not	stock that have not
	(#)	(#)	($)	Date	vested (#)	vested ($)
Named Executive Officers
Cary B. Wood	—	—	—	—	73,344	212,698 (2)
Gregory A. Slome	—	—	—	—	20,000	58,000 (2)
Richard L. Langley	1,216	—	6.52	4/25/13
	11,025	—	8.57	4/22/15	—	—
Duane K. Stierhoff	7,875	2,625	8.48	8/31/16	—	—
Douglas E. Johnson (1)	—	—	—	—	—	—
Key Managers
Gordon B. Madlock	—	—	—	—	—	—
Michael W. Osborne	—	—	—	—	—	—
Steven M. Korwin	—	—	—	—	—	—
James M. Lackemacher	5,513	—	8.57	4/22/15	—	—
Each of the stock options were granted pursuant to the 2001 SIP and become exercisable in four equal annual installments, commencing one year from the date of the grant.
(1)	Mr. Johnson’s employment with the Company terminated December 5, 2008 and, in connection with such termination, his options terminated.

(2)	The market value is based on the closing market price of the Company as of June 30, 2009, being $2.90 per share.
Other Benefit Plans
401(k) Retirement Plan
The Company maintains a 401(k) Plan that is available to substantially all U.S. employees. Prior to April 1, 2009, the Company matched 50% of each participant’s voluntary contribution up to 6% of the participant’s compensation and a participant would vest ratably over a 5-year period in the matching contributions. Effective April 1, 2009, the Company notified employees that it would suspend employer contributions to the plan. At the election of the participant, both employer and employee contributions may be invested in any of the available investment options under the plan, which election options include the Company’s common stock. However, an employee’s total investment in the Company’s common stock is subject to a 20% limitation of the total value of the employee’s fund balance.

Qualified Defined Benefit Plan
The pension plan, in which certain of the Company’s Named Executive Officers and Key Managers participate, is a defined benefit plan covering substantially all of the domestic employees of the Company. The defined benefit plan was amended effective July 1, 2007 to include the employees of Sparton Medical, including Mr. Stierhoff. A cash contribution in the amount of $79,000 was made during the third quarter of fiscal 2008. Based upon current actuarial calculations and assumptions, the defined benefit plan has met all funding requirements and no pension contribution was required during fiscal 2009. Effective April 1, 2009, the Company notified employees that it would freeze participation and the accrual of benefits in the plan. For fiscal 2010, a cash contribution of approximately $1,097,000 is anticipated.
The defined benefit plan provides a basic benefit of $2.25 per month for each year of credited service up to a maximum of $90 per month. In addition, for those participants who contributed 5% of their monthly compensation (excluding bonuses) per month, the defined benefit plan provides for an additional monthly pension amount equal to 1 1/2 % of the participant’s final five-year average monthly compensation (excluding bonuses) times the participant’s years of contributory credited service to a maximum of 30 years. Effective April 1, 2000, the Company amended its defined benefit plan to determine benefits by a cash balance formula. Under the cash balance formula, each participant has a benefit equal to their cash balance account which is credited yearly with 2% of their salary, as well as the interest earned on their previous year-end cash balance. Service under the Company’s prior salary based formula was frozen as of March 31, 2000, and the benefit formula amended to calculate the monthly pension based upon the participant’s five year average earnings.

The following table shows the number of years of credited service, if applicable, and estimated annual retirement benefits for the Named Executive Officers and the Key Managers, payable under the defined benefit plan, in specified remuneration and service based classification upon normal retirement at age 65 (or June 30, 2009, if the individual is currently age 65 or older). The assumptions used in calculating the present values are set forth in Note 6 to the Consolidated Financial Statements included in the Company’s Form 10-K for the fiscal year ended June 30, 2009. The benefits shown are not subject to any deduction for Social Security or other offset amounts. The maximum amount of annual compensation allowed to be included in determining final average compensation has been limited by federal statute to $230,000 for 2008 and $245,000 for 2009. This amount is subject to future adjustment by the Internal Revenue Service.
Pension Benefits

Number of
Years of
		Contributory	Present Value	Payments During
		Credited	of Accumulated	the Last Fiscal
		Service	Benefit	Year
Name	Plan Name	(#)(2)	($)	($)
Named Executive Officers
Mr. Wood (1)	Sparton Corporation
	Pension Plan	—	—	—
Mr. Slome (1)	Sparton Corporation
	Pension Plan	—	—	—
Mr. Langley	Sparton Corporation
	Pension Plan	13.75 (3)	418,582	—
Mr. Stierhoff	Sparton Corporation
	Pension Plan	— (4)	5,546	—
Mr. Johnson	Sparton Corporation
	Pension Plan	11.75 (5)	322,578	—
Key Managers
Mr. Madlock (1)	Sparton Corporation
	Pension Plan	—	—	—
Mr. Osborne (1)	Sparton Corporation
	Pension Plan	—	—	—
Mr. Korwin (1)	Sparton Corporation
	Pension Plan	—	—	—
Mr. Lackemacher	Sparton Corporation
	Pension Plan	— (6)	19,649	—

(1)	Messrs. Wood, Slome, Madlock, Osborne and Korwin are not participants in the Company’s defined benefit plan because participation and the accrual of benefits were frozen as of April 1, 2009, prior to the time that they would have become eligible to participate.

(2)	The number of years of contributory credited service was a component of the original Company defined benefit plan and is not part of the new cash balance plan.

(3)	Mr. Langley’s employment with the Company commenced in 1978 and terminated in 2009. As contributory credited service was only a component of the Company’s defined benefit plan for a part of Mr. Langley’s term of employment with the Company, he has 13.75 years of contributory credited service.

(4)	Mr. Stierhoff did not participate in the defined benefit plan during the time that contributory credited service was a part of the plan.

(5)	Mr. Johnson’s employment with the Company commenced in 1970 and terminated in 2008. As contributory credited service was only a component of the Company’s defined benefit plan for a part of Mr. Johnson’s term of employment with the Company, he has 11.75 years of contributory credited service.

(6)	Mr. Lackemacher elected not to contribute to the defined benefit plan and, as a result, he has no years of contributory credited service.
Deferred Compensation Plans or Agreements
The Company does not maintain any plan or any agreements with Named Executive Officers or Key Managers that provides for the deferral of compensation.
Employment Agreements
All of the Company’s regular full time employees enter into a standard employment agreement upon commencement of their employment. The standard employment agreement primarily addresses intellectual property and confidential and proprietary information matters and does not contain provisions pertaining to compensation, with the exception of employment agreements with certain of the Named Executive Officers and the Key Managers.
The following is a brief summary of employment agreements of Named Executive Officers and the Key Managers:
Cary B. Wood. In November 2008, the Company entered into an employment agreement with Cary B. Wood. The agreement currently provides for: (i) a term from November 24, 2008 through October 31, 2011, (ii) an annual base salary of $400,000, (iii) eligibility for performance bonuses based on performance goals established by the Company in a minimum amount of $113,333 and a maximum amount of $226,666 for 2009, a minimum amount of $170,000 and a maximum amount of $340,000 for 2010, and no required minimum with a maximum amount of $340,000 for 2011 and 2012, respectively, (iv) a one-time grant of 120,000 restricted shares of common stock of the Company under the 2001 SIP, which vests as follows: 46,666 shares on June 30, 2009, 46,666 shares on June 30, 2010 and 26,668 shares on June 30, 2011 (Mr. Wood’s rights to unvested restricted stock are forfeited in the event of termination for Cause (as defined in the agreement) or by Mr. Wood without Good Reason (as defined in the agreement)), (v) a signing bonus of $50,000, which Mr. Wood must return in the event he is terminated for cause or he resigns without good reason prior to November 24, 2009, (vi) payment of up to $10,000 in reasonable, documented legal fees incurred by Mr. Wood in connection with negotiation of the employment agreement, (vii) reimbursement for Mr. Wood’s relocation and out-of-pocket business expenses, (viii) an annual automobile allowance of $12,000, (ix) a paid membership at the Jackson Country Club, (x) eligibility for the 2010 LTIP, (xi) eligibility to receive certain employee benefits, including nineteen days paid time off, health, dental, vision, disability and life insurance and to participate in any 401(k) pension or profit sharing plan maintained by the Company, (xii) a severance based on salary and bonuses payable described in detail below and (xiii) covenants not to compete, disclose proprietary information or solicit customers or employees.
Gregory A. Slome. Effective April 1, 2009, the Company entered into an employment agreement with Gregory A. Slome. The agreement currently provides for: (i) at-will employment, (ii) an annual base salary of $235,000, (iii) eligibility for a performance bonus of up to 35% of Mr. Slome’s base salary based on certain target objectives set by the Company and Mr. Slome, (iv) a one-time grant of 20,000 shares of common stock of the Company in accordance with the 2001 SIP, which stock vests as follows: (A) 17% vests six (6) months after the effective date of the agreement; (B) 16% vests on the first anniversary of the effective date of the agreement; (C) 33% vests on the second anniversary date of the effective date of the agreement; and (D) the remainder of the shares vest on the third anniversary of the effective date of the agreement, (v) eligibility for the Company’s long-term incentive plan, (vi) eligibility to receive certain employee benefits, including two (2) weeks paid vacation, health, dental, vision, disability and life insurance and to participate in any 401(k) pension or profit sharing plan maintained by the Company, (vii) a monthly automobile allowance of $800, (viii) certain severance detailed below, (ix) reimbursement of Mr. Slome’s relocation expenses and out-of-pocket business expenses, and (x) covenants not to compete, disclose proprietary information or solicit customers or employees.
Richard L. Langley. In November 2008, the Company entered into an employment agreement with Richard L. Langley. The agreement provided for: (i) a term from November 24, 2008 through July 1, 2010, (ii) an annual base salary of $265,000, (iii) eligibility to receive certain employee benefits, including vacation, personal and sick days, health, disability and life insurance and to participate in the Company’s pension and 401(k) savings plan, (iv) an annual automobile allowance of $5,850, (v) a bonus/incentive plan consistent with the bonus plan provided to other senior executives of the Company for 2009 and 2010, (vi) certain severance detailed below, and (vii) reimbursement for Mr. Langley’s out-of-pocket business expenses. Mr. Langley executed covenants not to compete, to disclose proprietary information or to solicit customers or employees. Mr. Langley’s employment with the Company as President terminated effective April 1, 2009 upon his retirement pursuant to the terms of the Retirement Agreement and Release of All Claims (“Retirement Agreement”). The Retirement Agreement provides for: (i) Mr. Langley’s retirement and resignation from all officer, director and committee positions with the Company and its subsidiaries, (ii) payment of the reasonable and necessary expenses that Mr. Langley incurs in providing up to 1,000 hours per year in consulting services, which services are to be provided upon the Company’s reasonable request and without further charge, (iii) a mutual release of claims, (iv) continuation of Mr. Langley’s covenants under the employment agreement not to compete, disclose proprietary information or solicit customers or employees, and (v) severance and paid-time-off payments, including salary continuation payments for the remaining term of the employment agreement, as described below.
Duane K. Stierhoff. In 2006, Sparton Medical entered into an employment agreement with Duane K. Stierhoff. The agreement currently provides for: (i) a four year term, (ii) an annual base salary of $180,200, (iii) an annual short-term incentive bonus based on the financial results of Sparton Medical, (iv) a one-time grant of options in the amount of 10,500 shares of the Company’s common stock (adjusted for stock dividends) which are exercisable in four equal annual installments, commencing one year from the date of grant, (v) eligibility for the Company’s fringe benefit programs, including without limitation applicable vacation or paid-time-off plans, health insurance, qualified retirement plans, cafeteria plans and allowable expense account reimbursement, (vi) certain severance detailed below, and (vii) covenants not to compete, to disclose proprietary information or to solicit customers or employees. Mr. Stierhoff’s employment agreement has been amended since its inception to reflect changes in his duties.
Steven M. Korwin. In December 2008, the Company entered into an employment agreement with Steven M. Korwin. The agreement currently provides for: (i) at-will employment, (ii) an annual base salary of $175,000, (iii) an annual automobile allowance of $9,600, (iv) performance bonuses of up to $61,250 per year based on performance goals set by the Company’s Chief Executive Officer, with 50% of such amount being mandatory and the balance discretionary, (v) eligibility for participation in the Company’s employee benefits plan that are offered to salaried employees, including the Company’s health insurance coverage plan, the Company’s 401(k) plan and any applicable incentive programs, (vi) two weeks of vacation time, (vii) participation in the Company’s relocation benefits package, (viii) certain severance detailed below, and (ix) covenants not to compete, to disclose proprietary information or to solicit customers or employees.
Gordon B. Madlock. Effective January 5, 2009, the Company entered into an employment agreement with Gordon B. Madlock. The agreement currently provides for: (i) at-will employment, (ii) an annual base salary of $195,000, (iii) an annual automobile allowance of $9,600, (iv) eligibility for a performance bonus of 40% of Mr. Madlock’s annual salary provided that certain target objectives set by the Chief Executive Officer are attained, (v) eligibility for participation in the Company’s employee benefits plans that are offered to salaried employees including without limitation health insurance coverage, disability, participation in the Company’s 401(k) plan and any applicable incentive plans, (vi) certain severance detailed below, and (vii) covenants not to compete, disclose proprietary information or solicit customers or employees.
Michael W. Osborne. Effective January 5, 2009, the Company entered into an employment agreement with Michael W. Osborne. The agreement currently provides for: (i) at-will employment, (ii) an annual base salary of $225,000,

(iii) eligibility for a performance bonus of 40% of Mr. Osborne’s annual salary provided that certain target objectives set by the Chief Executive Officer are attained, (iv) eligibility for participation in the Company’s employee benefits plans that are offered to salaried employees, including without limitation health insurance coverage, disability, participation in the Company’s 401(k) plan and applicable incentive plans, (v) certain severance detailed below, and (vi) covenants not to compete, disclose proprietary information or solicit customers or employees.
Potential and Actual Payments upon Termination or Change-in-Control
The Company currently has a severance policy which provides severance pay equal to one week’s pay per year of service, to a maximum of twelve weeks of severance pay which is applicable to all employees, including the Named Executive Officers and other officers upon termination of employment. In addition, the employment agreements for the following Named Executive Officers contain additional provisions upon termination and/or a change-in-control:
Cary B. Wood. Mr. Wood’s employment agreement provides that the Company will pay eighteen months of Mr. Wood’s base salary (approximately $600,000), twelve months of COBRA premiums (approximately $10,344) and one and one-half times the maximum amount of the bonus for which Mr. Wood is eligible during the then current fiscal year in the event the Company terminates Mr. Wood’s employment without Cause (as defined in the agreement) or Mr. Wood terminates his employment for Good Reason (as defined in the agreement) (“Wood Termination Payment”). All such payments would be payable in a lump sum. The Wood Termination Payment is subject to Mr. Wood’s adherence to certain terms of the employment agreement, including a covenant not to disclose confidential information, a covenant not to compete for a period of twelve months, a covenant prohibiting the solicitation of customers for a period of twelve months from date of termination, and a covenant prohibiting the solicitation of employees.
Gregory A. Slome. Mr. Slome’s employment agreement provides that the Company will pay severance equal to six months of Mr. Slome’s salary (approximately $117,500) payable as part of the Company’s standard payroll over a six month period and six months of COBRA premiums (approximately $2,549) after termination of Mr. Slome’s employment in the event the Company terminates his employment for reasons other than death, Disability (as defined in the agreement) or Cause (as defined in the agreement), or if Mr. Slome terminates his employment within sixty days after a Change in Control (as defined in the agreement) or after a material change in Mr. Slome’s duties that continues uncured after the Company receives twenty days written notice of Mr. Slome’s objection to such material change (“Slome Termination Payment”). The Slome Termination Payment is subject to Mr. Slome’s execution of a general release of claims and his adherence to certain provisions of the employment agreement, including the covenants not to compete, solicit customers or solicit employees.
Richard L. Langley. Mr. Langley’s employment agreement, which is no longer in effect, provided that in the event the Company terminated Mr. Langley’s employment Without Cause (as defined in the agreement), or if Mr. Langley terminates his employment for Good Reason (as defined in the agreement), the Company would continue to pay his salary from the date of termination through the end of the agreement (“Langley Termination Payment”). The employment agreement provided that the Langley Termination Payment is subject to Mr. Langley’s adherence to certain terms of the employment agreement including a covenant not to disclose confidential information, a covenant not to compete for a period of six months, a covenant prohibiting the solicitation of customers for a period of six months, and a covenant prohibiting the solicitation of employees. The Retirement Agreement provides for Mr. Langley’s termination Without Cause and specifies that Mr. Langley will be paid the Langley Termination Payment, which would be approximately $331,000 based on the date of Mr. Langley’s termination, as well as $51,216 for accrued but unused paid time off. These payments are payable in accordance with the Company’s normal payroll practices.
Duane K. Stierhoff. Mr. Stierhoff’s employment agreement provides that in the event the Company terminates Mr. Stierhoff’s employment for reasons other than Misconduct (as defined in the agreement), the Company will continue to pay his salary from the date of termination through the end of the agreement, less any amounts received by him through other employment subsequent to the termination of the agreement (“Stierhoff Termination Payment”). The amount of the Stierhoff Termination Payment would vary depending on when Mr. Stierhoff was terminated and whether he obtains alternative employment.

Steven M. Korwin. Mr. Korwin’s employment agreement provides for that in the event the Company terminates Mr. Korwin’s employment for reasons other than death, disability or “just cause” (as defined in the agreement), the Company will pay Mr. Korwin a lump-sum equal to nine months of his base salary (approximately $131,250) (“Korwin Termination Payment”). The Korwin Termination Payment is subject to the Company’s receipt of a signed release from Mr. Korwin, releasing all claims against the Company arising out of his employment, and the return of all property in Mr. Korwin’s possession or control that belongs to the Company.
Gordon B. Madlock. Mr. Madlock’s employment agreement provides that the Company will pay Mr. Madlock severance in a lump-sum amount equal to twelve weeks salary (approximately $45,000) if the Company terminates his employment for any reason other than “just cause” (as defined in the agreement), death or disability, subject to Mr. Madlock’s delivery of a signed release of all claims against the Company arising out of his employment and the return of all property in Mr. Madlock’s possession or control that belongs to the Company.
Michael W. Osborne. Mr. Osborne’s employment agreement provides that the Company will pay Mr. Osborne severance in a lump-sum amount equal to twelve weeks salary (approximately $51,923) if the Company terminates his employment for any reason other than “just cause” (as defined in the agreement), death or disability, subject to Mr. Osborne’s delivery of a signed release of all claims against the Company arising out of his employment and the return of all property in Mr. Osborne’s possession or control that belongs to the Company.
Douglas E. Johnson. Mr. Johnson’s Separation and Release Agreement dated December 5, 2008 provides for certain severance payments equal to twelve weeks of his then-current salary, less applicable withholding, payable in six equal bi-weekly installments (each installment payment being $7,163) in accordance with the Company’s normal payroll practice. In consideration for such payment, the Company received a release of all claims related to Mr. Johnson’s employment with the Company, compensation pertaining to such employment, termination of employment and any other matters subsequent to termination.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% shareowners are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of the forms furnished to the Company, and/or written representations from certain reporting persons, the Company believes that all filing requirements applicable to its officers and directors were met during the fiscal year ended June 30, 2009, except for Mr. Bradley O. Smith and Mr. Duane K. Stierhoff. Mr. Smith and Mr. Stierhoff each filed one Form 4 late, which included a single transaction that was not reported on a timely basis. All required forms are now currently filed. SEC rules promulgated under the Exchange Act require the Company to disclose all known delinquent Section 16(a) filings by its officers, directors and greater than 10% shareowners.

Director Compensation
Reference is made to “Board Compensation” under Proposal 1 — Election of Directors. Members of the Board of Directors of the Company who are not Named Executive Officers received the following compensation during the fiscal year ended June 30, 2009:
Director Compensation

					Change in
					Pension Value
					and
	Fees				Nonqualified
	Earned or			Non-Equity	Deferred
	Paid in	Stock	Option	Incentive Plan	Compensation	All Other
	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)
David P. Molfenter (1)	44,800	—	—	—	—	—	44,800
William I. Noecker	28,800	—	—	—	—	—	28,800
James D. Fast	28,800	—	—	—	—	—	28,800
James N. DeBoer	25,700	—	—	—	—	—	25,700
W. Peter Slusser	24,300	—	—	—	—	—	24,300
Douglas R. Schrank	25,800	—	—	—	—	—	25,800
Bradley O. Smith (2)	42,196	—	—	—	—	—	42,196
Lynda J.-S. Yang, M.D.	20,600	—	—	—	—	—	20,600
Joseph J. Hartnett	16,600	—	—	—	—	—	16,600
James R. Swartwout	21,600	—	—	—	—	—	21,600

(1)	Mr. Molfenter was designated as Chairman of the Board of Directors during fiscal 2009.

(2)	Mr. Smith served as Chairman of the Board of Directors for a portion of fiscal 2009.
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Certain Relationships. Mr. Cary B. Wood currently serves as a member of the Board of Directors of Cybernet Systems Corporation, a Delaware corporation (“Cybernet”). As Interim Chief Executive Officer of the Company, Richard L. Langley also served as a member of the Board of Directors of Cybernet. Previously, Mr. David W. Hockenbrocht, prior to his retirement in fiscal year 2008 and in his capacity as Chief Executive Officer of the Company, served as a member of the Board of Directors of Cybernet. The Company receives the Director’s fee, if any, for the Cybernet Board meetings attended. The Company owns 14% of Cybernet’s outstanding common stock.
Review and Approval of Related Person Transactions. The Company reviews all relationships and transactions in which the Company and the directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. As required under SEC rules, transactions that are determined to be directly or indirectly material to the Company or a related person are disclosed in the Company’s proxy statement. In addition, the Nominating and Governance Committee reviews and approves or ratifies any related person transaction that is required to be disclosed. Any member of the Nominating and Governance Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote respecting approval or ratification of the transaction, provided, however, that such director may be counted in determining the presence of a quorum at a meeting of the committee that considers the transaction. Any review of such relationships and transactions is conducted in accordance with the Company’s Code of Business Conduct and Ethics and the Charter of the Nominating and Corporate Governance Committee, as applicable.
Related Party Transactions. There were no transactions between the Company and a related party during fiscal 2009.

SHAREOWNER PROPOSALS — 2010 MEETING
Shareowner proposals intended to be included in the Proxy Statement and the Proxy for the 2010 Annual Meeting of Shareowners of the Company must be received by the Company not later than May 28, 2010, at its principal executive offices, 425 N. Martingale Road, Suite 2050, Schaumburg, Illinois 60173-2213, Attention: Corporate Secretary. Shareowner proposals to be presented at the 2010 Annual Meeting which are not to be included in the Company’s Proxy Statement must be received by the Company at this address no later than August 17, 2010.
By Order of the Board of Directors

Joseph S. Lerczak
Secretary
September 28, 2009

APPENDIX A
2010 LTIP
SPARTON CORPORATION
2010 LONG-TERM STOCK OPTION INCENTIVE PLAN
SECTION 1
PURPOSE
     The purpose of Sparton Corporation’s 2010 Long-Term Incentive Plan is to align the interests of employees and directors of the Corporation selected to receive awards with those of stockholders by rewarding long term decision-making and actions for the betterment of the Corporation. Accordingly, Eligible Individuals may receive Awards of Options, Stock Appreciation Rights, Restricted Stock or Restricted Stock Units, Performance Awards and Other Stock-Based Awards including grants of Shares. Equity-based compensation assists in the attraction and retention of qualified employees and directors, and provides them with additional incentive to devote their best efforts to pursue and sustain the Corporation’s superior long-term performance. This enhances the value of the Corporation for the benefit of its stockholders.
SECTION 2
DEFINITIONS
     A. “Affiliate” means (i) any corporation, partnership, joint venture or other entity that is controlled by the Corporation, whether directly or indirectly, and (ii) any corporation, partnership, joint venture or other entity in which the Corporation has a significant equity interest, as determined by the Committee; provided, however, that with respect to an Award of an Incentive Stock Option and an Award that is subject to Code Section 409A, the term “Affiliate” shall refer solely to a Subsidiary.
     B. “Aggregated Plan” means all agreements, methods, programs, and other arrangements sponsored by the Corporation that would be aggregated with this Plan under Section 1.409A-1(c) of the Regulations.
     C. “Award” means an Option, a Stock Appreciation Right, a Share of Restricted Stock, a Restricted Stock Unit, a Performance Award, including a Qualified Performance-Based Award, or an Other Stock-Based Award pursuant to the Plan. Each Award shall be evidenced by an Award Agreement.
     D. “Award Agreement” means a written agreement, in a form approved by the Committee, which sets forth the terms and conditions of an Award, including, but not limited to, the Performance Period and/or Restriction Period, as appropriate. Agreements shall be subject to the express terms and conditions set forth herein, and to such other terms and conditions not inconsistent with the Plan as the Committee shall deem appropriate.
     E. “Award Recipient” means an Eligible Individual who has been granted an Award under the Plan and has entered into an Award Agreement evidencing the grant of such Award or otherwise accepted the terms of an Award Agreement, including by electronic acceptance or acknowledgement.
     F. “Beneficiary” means any person(s) designated by an Award Recipient on a beneficiary designation form submitted to the Plan Administrator, or, if no form has been submitted, any person(s) entitled to receive any amounts owing to such Award Recipient under this Plan upon his or her death by reason of having been named in the Award Recipient’s will or trust agreement or having qualified as a taker of the Award Recipient’s property under the laws of intestacy. If an Award Recipient authorizes any person, in writing, to exercise such individual’s Options or Stock Appreciation Rights following the Award Recipient’s death, the term “Beneficiary” shall include any person in whose favor such Options or Stock Appreciation Rights are exercised by the person authorized to exercise the Options or Stock Appreciation Rights.
     G. “Board” means the Board of Directors of the Corporation.
     H. “Cause” means (1) conviction of the Award Recipient for committing a felony under Federal law or the law of the state in which such action occurred, (2) dishonesty in the course of fulfilling the Award Recipient’s employment duties, (3) willful and deliberate failure on the part of the Award Recipient to perform his or her employment duties in any material respect, or (4) before a Change of Control, such other events as shall be determined by the Committee. Before a Change of Control, the Committee shall, unless otherwise provided in an Individual Agreement with the Award Recipient, have the sole discretion to determine whether “Cause” exists, and its determination shall be final.
     I. “Change of Control” shall have the meaning set forth in Exhibit A to this Plan.
     J. “Code” means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.
     K. “Committee” means the Compensation Committee of the Board or such other committee of the Board as the Board may from time to time designate, which, with respect to the establishment of Performance Measures, shall be composed solely of not less than two outside directors (as described under Regulations Section 1.162-27(e)(3)), and shall be appointed by and serve at the pleasure of the Board.
     L. “Corporation” means Sparton Corporation, an Ohio corporation, and its successors and assigns.
     M. “Date of Grant” means the effective date of an Award granted by the Committee to an Award Recipient.
     N. “Disabled” or “Disability” means “Totally Disabled” (or any derivation of such term) within the meaning of the Long-Term Disability Plan of Sparton Corporation, or if there is no such plan, “Disability” as determined by the Committee. However, with respect to the rules relating to Incentive Stock Options, the term “Disabled” shall mean disabled as that term is utilized in Sections 422 and 22(e)(3) of the Code, or any successor Code provisions relating to ISOs. Furthermore, with respect to Awards subject to Section 409A of the Code, “Disabled” shall not have either of the prior meanings, but shall mean an Award Recipient’s inability to engage in any substantial gainful activity due to a medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months.
     O. “Disaffiliation” means a Subsidiary’s or Affiliate’s ceasing to be a Subsidiary or Affiliate for any reason (including, without limitation, as a result of a public offering, or a spinoff or sale by the Corporation, of the stock of the Subsidiary or Affiliate) or a sale of a division of the Corporation and its Affiliates.
     P. “Eligible Individual” means any officers, employees and members of the Board of Directors of the Corporation and any officers, employees and directors of its Subsidiaries or Affiliates, and prospective officers and employees who have accepted offers of employment from the Corporation or its Subsidiaries or Affiliates. Notwithstanding the foregoing, an Eligible Individual for purposes of receipt of the grant of an ISO shall be limited to those individuals who are eligible to receive ISOs under rules set forth in the Code and applicable regulations.
     Q. “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     R. “Fair Market Value” means the closing price of a Share on the New York Stock Exchange; if, however, there is no trading of Shares on the date in question, then the closing price of the Shares as so reported, on the last preceding trading day shall instead be used to determine Fair Market Value. If Fair Market Value for any date in question cannot be determined as provided above, Fair Market Value shall be determined by the Committee in its good faith discretion based on a reasonable valuation method in accordance with the Regulations and applicable guidance promulgated under Code Section 409A.
     S. “Incentive Stock Option” or “ISO Award” means an Option granted pursuant to the Plan that is designated in the applicable Award Agreement as an “incentive stock option” within the meaning of Section 422 of the Code, and that in fact so qualifies.
     T. “Nonqualified Stock Option” or “NQSO Award” means an Option granted pursuant to the Plan that is not intended to be, or does not qualify as, an Incentive Stock Option.

     U. “Option” means a Nonqualified Stock Option or an Incentive Stock Option granted pursuant to Section 6(A) of the Plan.
     V. “Other Stock-Based Award” means any right granted under Section 6(F) of the Plan.
     W. “Performance Award” means any Award, including a Qualified Performance-Based Award, granted pursuant to Section 6(E) of the Plan.
     X. “Performance Measures” means the performance goals established by the Committee and relating to a Performance Period in connection with the grant of an Award. In the case of any Qualified Performance-Based Award, such goals shall be (i) based on the attainment of specified levels of one or more of the following measures (a) earnings per share, (b) return measures (including, but not limited to, return on assets, equity or sales), (c) net income (before or after taxes), (d) cash flow (including, but not limited to, operating cash flow and free cash flow), (e) cash flow return on investments, which equals net cash flows divided by owner’s equity, (f) earnings before or after taxes, interest, depreciation and/or amortization, (g) internal rate of return or increase in net present value, (h) gross revenues, (i) gross margins or (j) stock price (including, but not limited to, growth measures and total stockholder return) and (ii) set by the Committee within the time period prescribed by Section 162(m) of the Code. Performance Measures may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated and may be based on or adjusted for any other objective goals, events, or occurrences established by the Committee for a Performance Period. Such Performance Measures may be particular to a line of business, Subsidiary or other unit or may be based on the performance of the Corporation generally. Such Performance Measures may cover the Performance Period(s) as specified by the Committee. Performance Measures may be adjusted by the Committee in its sole discretion to eliminate the unbudgeted effects of charges for restructurings, charges for discontinued operations, charges for extraordinary items and other unusual or non-recurring items of loss or expense, merger related charges, cumulative effect of accounting changes, the unbudgeted financial impact of any acquisition or divestiture made during the applicable Performance Period, and any direct or indirect change in the Federal corporate tax rate affecting the Performance Period, each as defined by generally accepted accounting principles and identified in the audited financial statements, notes to the audited financial statements, management’s discussion and analysis or other Corporation filings with the Securities and Exchange Commission
     Y. “Performance Period” means the period designated by the Committee during which the Performance Measures applicable to an Award shall be measured. The Performance Period shall be established at or before the time of the grant of the Award, and the length of any Performance Period shall be within the discretion of the Committee.
     Z. “Plan” means the Sparton Corporation 2010 Long-Term Incentive Plan, as may be amended from time to time.
     AA. “Qualified Performance-Based Award” means an Award intended to qualify for the Section 162(m) Exemption, as provided in Section 7.
     BB. “Regulations” means the Treasury Regulations promulgated under the Code.
     CC. “Restriction Period” means the period designated by the Committee during which Shares of a Restricted Stock Award remain forfeitable or a Restricted Stock Unit Award is subject to vesting requirements.
     DD. “Restricted Stock” or “Restricted Stock Award” means an award of Shares pursuant to Section 6(C) of the Plan subject to the terms, conditions and such restrictions as may be determined by the Committee and set forth in the applicable Award Agreement. Shares of Restricted Stock shall constitute issued and outstanding Shares for all corporate purposes.
     EE. “Restricted Stock Units” or “Restricted Stock Unit Award” means an Award granted pursuant to Section 6(D) of the Plan denominated in Shares subject to the terms, conditions and restrictions determined by the Committee and set forth in the applicable Award Agreement.

     FF. “Retirement” means, unless otherwise provided in an Award Agreement or determined by the Committee, an Award Recipient’s Termination of Employment (or with respect to Awards subject to Code Section 409A, an Award Recipient’s Separation from Service) at or after age 65 or after attainment of both age 55 and ten (10) years of continuous service with the Corporation and Affiliates.
     GG. “Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code.
     HH. “Separation from Service” means, with respect to any Award that is subject to Code Section 409A, the date on which the Corporation and the Award Recipient reasonably anticipate a permanent reduction in the level of bona fide services performed by the Award Recipient for the Corporation or any Affiliate to 20% or less of the average level of bona fide services performed by the Award Recipient for the Corporation or any Affiliate (whether as an employee or an independent contractor) in the immediately preceding thirty-six (36) months (or the full period of service to the Corporation and any Affiliate if the Award Recipient has been providing services to the Corporation and its Affiliates for less than thirty-six (36) months). The determination of whether a Separation from Service has occurred shall be made by the Plan Administrator in accordance with the provisions of Code Section 409A and the Regulations promulgated thereunder.
     II. “Share” means a share of common stock, $1.25 par value, of the Corporation or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 3(C) of the Plan.
     JJ. “Specified Employee” means a key employee of the Corporation as defined in Code Section 416(i) without regard to paragraph (5) thereof. The determination of whether an Award Recipient is a Specified Employee shall be made by the Committee as of the specified employee identification date adopted by the Corporation in accordance with the provisions of Code Section 409A and the Regulations promulgated thereunder.
     KK. “Stock Appreciation Right” or “SAR Award” means a right granted under Section 6(B) of the Plan.
     LL. “Subsidiary” means any entity (other than the Corporation) in an unbroken chain of entities beginning with the Corporation, provided each entity (other than the last entity) in the unbroken chain owns, at the time of the determination, ownership interests possessing fifty percent (50%) or more of the total combined voting power of all classes of ownership interests in one of the other entities in such chain; provided, however, with respect to any Award that is an Incentive Stock Option, the term “Subsidiary” shall refer solely to an entity that is taxed under Federal tax law as a corporation.
     MM. “Tax Withholding Date” shall mean the earliest date the obligation to withhold tax with respect to an Award arises.
     NN. “Term” means the maximum period during which an Option or Stock Appreciation Right may remain outstanding (subject to earlier termination upon Termination of Employment or otherwise) as specified in the applicable Award Agreement or, to the extent not specified in the Award Agreement, as provided in the Plan.
     OO. “Termination of Employment” means the termination of the applicable Award Recipient’s employment or service as a director with the Corporation and any of its Affiliates. An Award Recipient employed by an Affiliate or a division of the Corporation or any of its Affiliates shall be deemed to incur a Termination of Employment if, as a result of a Disaffiliation, such Affiliate or division ceases to be an Affiliate or division, as the case may be, and the Award Recipient does not immediately thereafter become an employee or director of the Corporation or an Affiliate. Neither a temporary absence because of illness, vacation or leave of absence nor a transfer among the Corporation and its Affiliates shall be considered a Termination of Employment.

SECTION 3
STOCK SUBJECT TO THE PLAN
     A. Plan Maximums. The maximum number of Shares that may be delivered pursuant to Awards under the Plan shall be One Million (1,000,000). Shares subject to an Award under the Plan may be authorized and unissued Shares or treasury Shares.
     B. Rules for Calculating Shares Delivered. Any Shares covered by an Award that has been granted shall be counted as used under the Plan as of the Date of Grant. To the extent that any Award is forfeited, or any Option or Stock Appreciation Right terminates, expires or lapses without being exercised, the Shares subject to such Awards not delivered as a result thereof shall again be available for Awards under the Plan. The following Shares, however, may not again be made available for issuance in respect of Awards under this Plan: (i) Shares not issued or delivered as a result of the net settlement of an outstanding Stock Appreciation Right; (ii) Shares used to pay the exercise price or withholding taxes related to an outstanding Award; or (iii) Shares repurchased by the Corporation on the open market with the proceeds of an Option exercise price to settle an Option.
     C. Adjustment Provision. In the event of (i) a stock dividend, stock split, reverse stock split, share combination, or recapitalization or similar event affecting the capital structure of the Corporation (each, a “Share Change”), or (ii) a merger, consolidation, acquisition of property or shares, separation, spinoff, reorganization, stock rights offering, liquidation, Disaffiliation, or similar event affecting the Corporation or any of its Subsidiaries (each, a “Corporate Transaction”), the Committee or the Board shall make appropriate substitutions or adjustments to (A) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under the Plan, (B) the maximum limitation set forth in Section 3(A) upon certain types of Awards and upon the grants to individuals of certain types of Awards, (C) the number and kind of Shares or other securities subject to outstanding Awards, and (D) the exercise price of outstanding Options and Stock Appreciation Rights, provided that the aggregate exercise price or aggregate grant price of the Options or Stock Appreciation Rights is not less than the aggregate exercise price or aggregate grant price before the Corporate Transaction. In the case of Corporate Transactions, such adjustments may include, without limitation, (1) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board in its sole discretion (it being understood that in the case of a Corporate Transaction with respect to which stockholders of Common Stock receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of an Option or Stock Appreciation Right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each Share pursuant to such Corporate Transaction over the exercise price of such Option or Stock Appreciation Right shall conclusively be deemed valid); (2) the substitution of other property (including, without limitation, cash or other securities of the Corporation and securities of entities other than the Corporation) for the Shares subject to outstanding Awards; and (3) in connection with any Disaffiliation, arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including, without limitation, other securities of the Corporation and securities of entities other than the Corporation), by the affected Subsidiary, Affiliate, or division or by the entity that controls such Subsidiary, Affiliate, or division following such Disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Corporation securities). Any such adjustments shall be made in a manner that (i) with respect to Awards that are not considered to be deferred compensation within the meaning of Section 409A of the Code as of immediately prior to such adjustment, would not cause such Awards to become deferred compensation subject to Section 409A of the Code and (ii) with respect to Awards that are considered deferred compensation within the meaning of Section 409A of the Code, would not cause such Awards to be non-compliant with the requirements of Section 409A of the Code.
SECTION 4
ADMINISTRATION
     A. Committee. The Plan shall be administered by the Committee. In addition to any implied powers and duties that may be needed to carry out the provisions of the Plan, the Committee shall have all the powers vested in it by the terms of the Plan, including the following authority, with approval of the Board the Committee may: select Eligible Individuals; make Awards; and determine the type, size, terms and timing of Awards (which need not be uniform). The Committee may also accelerate the vesting of Awards, including upon the occurrence of a Change of Control of the Corporation or an Award Recipient’s Termination of Employment; prescribe the form of the Award Agreement; modify, amend or adjust the terms and conditions of any Award, subject to Sections 7 and 10; adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable; interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement relating thereto); and make any other determinations it believes necessary or advisable in connection with the administration of the Plan; correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement; establish any “blackout” period that the Committee in its sole discretion deems necessary or advisable; and otherwise administer the Plan.
     B. Procedures. Determinations of the Committee shall be made by a majority vote of its members at a meeting at which a quorum is present or pursuant to a unanimous written consent of its members. A majority of the members of the Committee shall constitute a quorum. Subject to Section 7(D), any authority granted to the Committee may also be exercised by the full Board. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control. The Committee may authorize any one or more of its members, or any officer of the Corporation, to execute and deliver documents on behalf of the Committee.
Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may (i) allocate all or any portion of its responsibilities and powers to any one or more of its members and/or (ii) delegate all or any part of its responsibilities and powers to any person or persons selected by it, provided that, the Committee may not delegate its responsibilities and powers if such delegation would cause an Award made to an individual subject to Section 16 of the Exchange Act not to qualify for an exemption from Section 16(b) of the Exchange Act or cause an Award intended to be a Qualified Performance-Based Award not to qualify for, or to cease to qualify for, the Section 162(m) Exemption. Any such allocation or delegation may be revoked by the Committee at any time.
All decisions made by the Committee (or any person or persons to whom the Committee has allocated or delegated all or any portion of its responsibilities and powers in accordance with this Plan) shall be final and binding on all persons, including the Corporation, its Affiliates, Subsidiaries, stockholders, Eligible Individuals, Award Recipients, Beneficiaries and other interested parties.
     C. Discretion of the Committee. Subject to Section 6(G), any determination made by the Committee or by an appropriately delegated officer pursuant to delegated authority under the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee or any appropriately delegated officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Corporation, Award Recipients and Eligible Individuals.
     D. Cancellation or Suspension of Awards. The Committee may cancel all or any portion of any Award, whether or not vested or deferred, as set forth below in this Section 4(D). Upon cancellation, the Award Recipient shall forfeit the Award and any benefits attributable to such canceled Award or portion thereof. The Committee may cancel an Award if, in its sole discretion, the Committee determines in good faith that the Award Recipient has done any of the following: (i) committed a felony; (ii) committed fraud; (iii) embezzled; (iv) disclosed confidential information or trade secrets; (v) was terminated for Cause; (vi) engaged in any activity in competition with the business of the Corporation or any Subsidiary or Affiliate of the Corporation; or (vii) engaged in conduct that adversely affected the Corporation. The Director Corporate Human Resources, or such other person designated from time to time by the Chief Executive Officer of the Corporation (the “Delegate”), shall have the power and authority to suspend all or any portion of any Award if the Delegate makes in good faith the determination described in the preceding sentence. Any such suspension of an Award shall remain in effect until the suspension shall be presented to and acted on by the Committee at its next meeting.
SECTION 5
ELIGIBILITY
Awards may only be made to Eligible Individuals.

SECTION 6
AWARDS
     A. Options. The Committee may grant Options to Eligible Individuals in accordance with the provisions of this subsection subject to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine to be appropriate.
     1. Exercise Price. The exercise price per Share of an Option shall be determined by the Committee; provided, however, that such exercise price shall not be less than 100% of the Fair Market Value of a Share on the Date of Grant of such Option, and such exercise price may not be decreased during the Term of the Option except pursuant to an adjustment in accordance with Section 3(C).
     2. Option Term. The Term of each Option shall be fixed by the Committee and the maximum Term of each Option shall be ten (10) years.
     3. Time and Manner of Exercise. The Committee shall determine the time or times at which an Option may be exercised, and the manner in which (including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price) payment of the exercise price with respect thereto may be made, or deemed to have been made. The Committee may authorize the use of any form of “cashless” exercise of an Option that is legally permissible.
     4. Employment Status. Except as provided in paragraphs (a) through (d) below or as may otherwise be provided by the Committee (either at the time of grant of an Option or thereafter), an Award Recipient’s Options and Stock Appreciation Rights shall be immediately forfeited upon his or her Termination of Employment.
     a. Retirement. An Award Recipient’s Retirement shall not affect any Option outstanding as of the Termination of Employment due to Retirement other than those granted in the calendar year of Retirement. All Options outstanding as of the Termination of Employment due to Retirement other than those granted in the calendar year of such Termination of Employment shall continue to vest pursuant to the vesting schedule applicable to such Options, and any vested Options outstanding as of the Termination of Employment due to Retirement (including any ISO held by an Award Recipient who is not Disabled) shall continue in full force and effect for the remainder of the Term of the Option. All Options granted in the calendar year of Termination of Employment due to Retirement that have not otherwise vested as of such termination shall terminate upon the date of Retirement.
     b. Disability. Upon the cessation of the Award Recipient’s employment or service as a director due to Disability, any Option held by such individual that was exercisable immediately before the Termination of Employment due to Disability shall continue to be exercisable until the earlier of (i) the third anniversary of the Award Recipient’s Termination of Employment (or, in the case of any ISO held by an Award Recipient who is Disabled, the first anniversary of the Award Recipient’s Termination of Employment) and (ii) the expiration of the Term of the Option.
     c. Death. Upon the Award Recipient’s death (whether during his or her employment or service as a director with the Corporation or an Affiliate or during any otherwise applicable post-termination exercise period, which in the case of an ISO, shall not exceed three (3) months), any Option held by such individual that was exercisable immediately before the Termination of Employment shall continue to be exercisable by the Beneficiary(ies) of the decedent, until the earlier of (i) the first anniversary of the date of the Award Recipient’s death and (ii) the expiration of the Term of the Option.
     d. Other Terminations of Employment. Upon the Award Recipient’s Termination of Employment for any reason other than Retirement, Disability, death or for Cause, any Option held by such individual that was exercisable immediately before the Termination of Employment shall continue to be exercisable until the earlier of (i) the expiration of the three-month period following the Award Recipient’s Termination of Employment and (ii) the expiration of the Term of the Option.
     e. Extension or Reduction of Exercise Period. In any of the foregoing circumstances, subject to Section 8, the Committee may extend or shorten the exercise period, but may not extend any such period beyond the Term of the Option as originally established (or, insofar as this paragraph relates to Stock Appreciation Rights, the Term of the SAR Award as originally established). Further, with respect to ISOs, as a condition of any such extension, the holder shall be required to deliver to the Corporation a release which provides that such individual will hold the Corporation and/or Affiliates harmless with respect to any adverse tax consequences the individual may suffer by reason of any such extension.
     B. Stock Appreciation Right Awards. The Committee may grant Stock Appreciation Rights to Eligible Individuals in accordance with the provisions of this subsection subject to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine to be appropriate. The Term of each SAR Award shall be fixed by the Committee and the maximum Term of each SAR Award shall be ten (10) years. A Stock Appreciation Right granted under the Plan shall confer on the Award Recipient a right to receive upon exercise thereof the excess (if any) of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the Stock Appreciation Right Award as specified by the Committee, which price shall not be less than 100% of the Fair Market Value of one Share on the Date of Grant of the Stock Appreciation Right. Subject to the terms of the Plan, the Committee shall determine the grant price, Term, manner of exercise, dates of exercise, methods of settlement (cash, Shares or a combination thereof) and any other terms and conditions of any SAR Award. The Committee may impose such conditions or restrictions on the exercise of any SAR Award as it may deem appropriate. Except as otherwise provided by the Committee or in an Award Agreement, any SAR Award must be exercised during the period of the Award Recipient’s employment or service as a director with the Corporation or Affiliate, provided that the provisions of Section 6(A)(4)(a)-(e) hereof shall apply for purposes of determining the exercise period in the event of the Award Recipient’s Retirement, Disability, death or other Termination of Employment.
     C. Restricted Stock Awards. The Committee may make Restricted Stock Awards to Eligible Individuals in accordance with the provisions of this subsection subject to such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine to be appropriate.
     1. Nature of Restrictions. Restricted Stock Awards shall be subject to such restrictions, including Performance Measures, as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate. Subject to the Committee’s authority under Section 6(C)(3) below, the minimum Restriction Period with respect to a Restricted Stock Award that is subject to restrictions that are Performance Measures shall be one (1) year, and the minimum Restriction Period with respect to a Restricted Stock Award that is subject to restrictions that are not Performance Measures shall be three (3) years. The Committee may, as of the Date of Grant, designate an Award of Restricted Stock that is subject to Performance Measures as a Qualified Performance-Based Award.
     2. Stock Certificates. Restricted Stock Awards granted under the Plan shall be evidenced by the issuance of a stock certificate(s), which shall be held by the Corporation. Such certificate(s) shall be registered in the name of the Award Recipient and shall bear an appropriate legend which refers to the restrictions applicable to such Restricted Stock Award. Alternatively, shares of Restricted Stock under the Plan may be recorded in book entry form.
     3. Forfeiture; Delivery of Shares. Except as may be otherwise provided in an Award Agreement, upon an Award Recipient’s Termination of Employment (as determined under criteria established by the Committee) during the applicable Restriction Period, all Shares of Restricted Stock shall be immediately forfeited and revert to the Corporation; provided, however, that the Committee may waive, in whole or in part, any or all remaining restrictions applicable to the Restricted Stock Award. Shares comprising any Restricted Stock Award held by the Corporation that are no longer subject to restrictions shall be delivered to the Award Recipient (or his or her Beneficiary) promptly after the applicable restrictions lapse or are waived.
     D. Restricted Stock Unit Awards. The Committee may grant Awards of Restricted Stock Units to Eligible Individuals, subject to Section 8 hereof and such other terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine to be appropriate. A Restricted Stock Unit shall represent an unfunded, unsecured right to receive one Share or cash equal to the Fair Market Value of a Share.
     1. Nature of Restrictions. Restricted Stock Unit Awards shall be subject to such restrictions, including Performance Measures, as the Committee may impose, which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate. Subject to the Committee’s authority under Section 6(D)(3) below, the minimum Restriction Period with respect to a Restricted Stock Unit Award that is subject to restrictions that are Performance Measures shall be one (1) year, and the minimum Restriction Period with respect to a Restricted Stock Unit Award that is subject to restrictions that are not Performance Measures shall be three (3) years. The Committee may, as of the Date of Grant, designate an Award of Restricted Stock as a Qualified Performance-Based Award.
     2. Rights as a Stockholder. An Eligible Individual to whom Restricted Stock Units are granted shall not have any rights of a stockholder of the Corporation with respect to the Share represented by the Restricted Stock Unit Award. If so determined by the Committee, in its sole and absolute discretion, Restricted Stock Units may include a dividend equivalent right, pursuant to which the Award Recipient will either receive cash amounts (either paid currently or on a contingent basis) equivalent to the dividends and other distributions payable with respect to the number of Shares represented by the Restricted Stock Units, or additional Restricted Stock Units with a Fair Market Value equal to such dividends and other distributions, as specified in the Award Agreement. Dividend equivalent rights that the Committee determines are subject to Section 409A of the Code shall be paid or settled in accordance with Section 8 hereof.
     3. Forfeiture/Settlement. Except as may be otherwise provided in an Award Agreement, upon an Award Recipient’s Termination of Employment (as determined under criteria established by the Committee) during the applicable Restriction Period, all Restricted Stock Units shall be immediately forfeited; provided, however, that the Committee may waive, in whole or in part, any or all remaining vesting requirements or restrictions applicable to the Restricted Stock Unit Award. Subject to Section 11(D) hereof, an Award of Restricted Stock Units shall be settled in Shares as and when the Restricted Stock Units vest or at a later time permitted under Section 8 hereof and specified by the Committee in the Award Agreement.
     E. Performance Awards. The Committee may grant Performance Awards (designated as Qualified Performance-Based Awards or not) to Eligible Individuals in accordance with the provisions of this Section 6(E), subject to Section 8 hereof and such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine to be appropriate. A Performance Award granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Shares), other securities, other Awards, or other property, and (ii) shall confer on the Award Recipient the right to receive a dollar amount or number of Shares upon the attainment of Performance Measures during any Performance Period, as established by the Committee. Subject to the terms of the Plan and any applicable Award Agreement, the Performance Measures to be achieved during any Performance Period, the length of any Performance Period and the amount of any payment or number of Shares in respect of a Performance Award shall be determined by the Committee.
     F. Other Stock-Based Awards. The Committee may grant Other Stock-Based Awards to Eligible Individuals in accordance with the provisions of this Section 6(F), subject to Section 8 hereof and such other additional terms and conditions, including Performance Measures, not inconsistent with the provisions of the Plan, as the Committee shall determine. Other Stock-Based Awards may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan.
     G. General. Except as otherwise specified in the Plan or an applicable Award Agreement, the following provisions shall apply to Awards granted under the Plan:
     1. Consideration for Awards. Other than the payment of the exercise price or grant price in connection with the exercise of an Option or Stock Appreciation Right, Awards shall be made without monetary consideration or for such minimal monetary consideration as may be required by applicable law. In no event may any Option or Stock Appreciation Right granted under this Plan be amended, other than pursuant to Section 3(C), to decrease the exercise or grant price thereof, be cancelled in conjunction with the grant of any new Option or Stock Appreciation Right with a lower exercise or grant price, or otherwise be subject to any action that would be treated, for accounting purposes, as a “repricing” of such Option or Stock Appreciation Right, unless such amendment, cancellation, or action is approved by the Corporation’s stockholders.
     2. Forms of Payment under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers of Shares to be made by the Corporation or an Affiliate upon the grant, exercise or satisfaction of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, other securities, other Awards or other property or any combination thereof), and may be made in a single payment or transfer, or in installments, and may be made upon vesting or such later date permitted under Section 8 hereof and specified in the applicable Award Agreement, and, in each case, in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments.
     3. Limits on Transfer of Awards. No Award and no right under any such Award shall be transferable by an Award Recipient otherwise than by will or by the laws of intestacy; provided, however, that, an Award Recipient may, in the manner established by the Committee, designate a Beneficiary to exercise the rights of the Award Recipient and to receive any property distributable with respect to any Award upon the death of the Award Recipient. Each Award or right under any Award shall be exercisable during the Award Recipient’s lifetime only by the Award Recipient or, if permissible under applicable law, by the Award Recipient’s guardian or legal representative. No Award or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Corporation or any Affiliate.
     4. Term of Awards. Subject to any specific provisions of the Plan, the term of each Award shall be for such period as may be determined by the Committee.
     5. Securities Law Restrictions. All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such restrictions as the Committee may deem advisable under the Plan, or the rules, regulations and other requirements of the Securities and Exchange Commission, the New York Stock Exchange, any other exchange on which Shares may be eligible to be traded or any applicable federal or state securities laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.
     6. Deferring Awards. Under no circumstances may an Award Recipient elect to defer, until a time or times later than the exercise of an Option or a Stock Appreciation Right or the settlement or distribution of Shares or cash in respect of other Awards, receipt of all or a portion of the Shares or cash subject to such Award, or dividends and dividend equivalents payable thereon.
SECTION 7
QUALIFIED PERFORMANCE-BASED AWARDS
     A. Section 162(m) Exemption. The provisions of this Plan are intended to ensure that all Options and Stock Appreciation Rights granted hereunder to any Award Recipient who is or may be a “covered employee”

(within the meaning of Section 162(m)(3) of the Code) in the tax year in which such Option or Stock Appreciation Right is expected to be deductible to the Corporation qualify for the Section 162(m) Exemption, and all such Awards shall therefore be considered Qualified Performance-Based Awards and this Plan shall be interpreted and operated consistent with that intention (including, without limitation, to require that all such Awards be granted by a committee composed solely of members who satisfy the requirements for being “outside directors” for purposes of the Section 162(m) Exemption (“Outside Directors”)). When granting any Award other than an Option or Stock Appreciation Right, the Committee may designate such Award as a Qualified Performance-Based Award, based upon a determination that (i) the recipient is or may be a “covered employee” (within the meaning of Section 162(m)(3) of the Code) with respect to such Award, and (ii) the Committee wishes such Award to qualify for the Section 162(m) Exemption, and the terms of any such Award (and of the grant thereof) shall be consistent with such designation (including, without limitation, that all such Awards be granted by a committee composed solely of Outside Directors).
     B. Limitation on Amendment. Each Qualified Performance-Based Award (other than an Option or Stock Appreciation Right) shall be earned, vested and payable (as applicable) only upon the achievement of one or more Performance Measures, together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate, and no Qualified Performance-Based Award may be amended, nor may the Committee exercise any discretionary authority it may otherwise have under this Plan with respect to a Qualified Performance-Based Award, in any manner that would cause the Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption; provided, however, that (i) the Committee may provide, either in connection with the grant of the applicable Award or by amendment thereafter, that achievement of such Performance Measure will be waived upon the death or Disability of the Award Recipient (or under any other circumstance with respect to which the existence of such possible waiver will not cause the Award to fail to qualify for the Section 162(m) Exemption), and (ii) any rights to vesting or accelerated payment on a Change of Control shall apply notwithstanding this Section 7(B).
     C. Maximum Cash Award. For purposes of the Section 162(m) Exemption, the maximum amount of compensation payable with respect to an Award granted under the Plan to any Award Recipient who is a “covered employee” (as defined in Section 162(m) of the Code) that is denominated as a dollar amount will not exceed $5,000,000 for any calendar year.
     D. Limitation on Action by the Full Board. The full Board shall not be permitted to exercise authority granted to the Committee to the extent that the grant or exercise of such authority would cause an Award designated as a Qualified Performance-Based Award not to qualify for, or to cease to qualify for, the Section 162(m) Exemption.
SECTION 8
SECTION 409A OF THE CODE
     It is the intention of the Corporation that no Award shall be “deferred compensation” subject to Section 409A of the Code, unless and to the extent that the Committee specifically determines otherwise, and the Plan and the terms and conditions of all Awards shall be interpreted accordingly. If the Committee determines that an Award is subject to Section 409A of the Code, then the Award shall be paid or settled only upon the Award Recipient’s death, Disability, or Separation from Service, or upon a Change of Control, or upon such date(s) or pursuant to a schedule designated by the Committee, as specified in the applicable Award Agreement, subject to the following provisions:
     1. Delay for Specified Employees. Notwithstanding any provision of this Plan or the terms of an Award Agreement to the contrary, an Award that is granted to a Specified Employee and that is to be paid or settled upon such Specified Employee’s Separation from Service shall not be paid or settled prior to the earlier of (i) the first day of the seventh (7th) month following the date of such Specified Employee’s Separation from Service or (ii) the Specified Employee’s death.
     2. Distribution in the Event of Income Inclusion Under Code Section 409A. If an Award fails to meet the requirements of Section 409A of the Code, the Award Recipient may receive payment in connection with the Award before the Award would otherwise be paid, provided, however, that the amount paid to the Award Recipient shall not exceed the lesser of: (i) the amount payable under such Award, or (ii) the amount to be reported pursuant to Section 409A of the Code on the applicable Form W-2 (or Form 1099) as taxable income to the Award Recipient.
     3. Distribution Necessary to Satisfy Applicable Tax Withholding. If the Corporation is required to withhold amounts to pay the Award Recipient’s portion of the Federal Insurance Contributions Act (FICA) tax imposed under Code Sections 3101, 3121(a) or 3121(v)(2) with respect to an amount that is or will be paid to the Award Recipient under the Award before the amount otherwise would be paid, the Committee may withhold an amount equal to the lesser of: (i) the amount payable under such Award, or (ii) the aggregate of the FICA taxes imposed and the income tax withholding related to such amount.
     4. Delay in Payments Subject to Code Section 162(m). In the event the Corporation reasonably anticipates that the payment of benefits under an Award would result in the loss of the Corporation’s Federal income tax deduction with respect to such payment due to the application of Code Section 162(m), the Committee may delay the payment of all such benefits under the Award until (i) the first taxable year in which the Corporation reasonably anticipates, or should reasonably anticipate, that if the payment were made during such year, the deduction of such payment would not be barred by application of Code Section 162(m) or (ii) during the period beginning with the date of the Award Recipient’s Separation from Service (or, for Specified Employees, the date which is six (6) months after the date of the Award Recipient’s Separation from Service) and ending on the later of (A) the last day of the taxable year of the Corporation which includes such date or (B) the 15th day of the third month following the date of the Award Recipient’s Separation from Service (or, for Specified Employees, the date which is six (6) months after the date of the Award Recipient’s Separation from Service).
     5. Delay for Payments in Violation of Federal Securities Laws or Other Applicable Law. In the event the Corporation reasonably anticipates that the payment of benefits under an Award would violate Federal securities laws or other applicable law, the Committee may delay the payment until the earliest date at which the Corporation reasonably anticipates that making of such payment would not cause such violation.
     6. Delay for Insolvency or Compelling Business Reasons. In the event the Corporation determines that the making of any payment of benefits on the date specified under an Award would jeopardize the ability of the Corporation to continue as a going concern, the Committee may delay the payment of benefits until the first calendar year in which the Corporation notifies the Committee that the payment of benefits would not have such effect.
     7. Administrative Delay in Payment. In the case of administrative necessity, the payment of benefits under an Award may be delayed up to the later of the last day of the calendar year in which payment would otherwise be made or the 15th day of the third calendar month following the date on which payment would otherwise be made. Further, if, as a result of events beyond the control of the Award Recipient (or following the Award Recipient’s death, the Award Recipient’s Beneficiary), it is not administratively practicable to calculate the amount of benefits due to the Award Recipient as of the date on which payment would otherwise be made, the payment may be delayed until the first calendar year in which calculation of the amount is administratively practicable.
     8. No Award Recipient Election. Notwithstanding the foregoing provisions, if the period during which payment of benefits under an Award will be made occurs, or will occur, in two calendar years, the Award Recipient shall not be permitted to elect the calendar year in which the payment shall be made.
SECTION 9
WITHHOLDING OF TAXES
     The Corporation will, if required by applicable law, withhold the minimum statutory amount of Federal, state and/or local withholding taxes no later than the date as of which an amount first becomes includible in the gross income of an Award Recipient for Federal, state, local or foreign income or employment or other tax. Unless otherwise provided in the applicable Award Agreement, each Award Recipient may satisfy any such tax withholding obligation by any of the following means, or by a combination of such means: (i) a cash payment; (ii) by delivery to the Corporation of already-owned Shares which have been held by the individual for at least six (6) months having a Fair Market Value, as of the Tax Withholding Date, sufficient to satisfy the amount of the withholding tax obligation arising from an exercise or vesting of an Award; (iii) by authorizing the Corporation to withhold from the Shares otherwise issuable to the individual pursuant to the exercise or vesting of an Award, a number of shares having a Fair Market Value, as of the Tax Withholding Date, which will satisfy the amount of the withholding tax obligation; or (iv) by a combination of such methods of payment. If the amount requested is not paid, the Corporation may refuse to satisfy the Award. The obligations of the Corporation under the Plan shall be conditional on such payment or arrangements, and the Corporation and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to such Award Recipient. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Shares.
SECTION 10
AMENDMENT AND TERMINATION
     A. Amendments to and Termination of the Plan. The Committee or the Board may amend, alter, or discontinue the Plan at any time by written consent executed by its members, but no amendment, alteration or discontinuation shall be made which would materially impair the rights of the Award Recipients with respect to a previously granted Award without such Award Recipient’s consent, except such an amendment made to comply with applicable law, including without limitation Section 409A of the Code, stock exchange rules or accounting rules. In addition, no such amendment shall be made without the approval of the Corporation’s stockholders to the extent such approval is required by applicable law (including Section 422 of the Code) or the listing standards of the applicable stock exchange.
     B. Amendments to Awards. Subject to Section 6(G)(1), the Committee may unilaterally amend the terms of any Award theretofore granted, but no such amendment shall cause a Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption or, without the Award Recipient’s consent, materially impair the rights of any Award Recipient with respect to an Award, except such an amendment made to cause the Plan or Award to comply with applicable law, stock exchange rules or accounting rules. Furthermore, no amendment may be made to a NQSO Award or a SAR Award which would cause the exercise price or the grant price (as applicable) to be less than 100% of the Fair Market Value of one Share as of the Date of Grant except as provided in Section 3(C).
     C. Payment of Benefits Upon Termination of Plan. Upon termination of the Plan, the Corporation may settle any outstanding Award that is not subject to Code Section 409A as soon as is practicable following such termination and may settle any outstanding Award that is subject to Code Section 409A in accordance with one of the following:
     1. the termination and liquidation of the Plan within twelve (12) months of a complete dissolution of the Corporation taxed under Section 331 of the Code or with the approval of a bankruptcy court pursuant to 11 U.S.C. § 503(b)(1)(A); provided that the amounts deferred under this Plan are included in the Participants’ gross incomes in the latest of the following years (or, if earlier, the taxable year in which the amount is actually or constructively received): (i) the calendar year in which the Plan is terminated; (ii) the first calendar year in which the amount is no longer subject to a substantial risk of forfeiture; or (iii) the first calendar year in which the payment is administratively practicable.
     2. the termination and liquidation of the Plan pursuant to irrevocable action taken by the Committee or the Corporation within the thirty (30) days preceding or the twelve (12) months following a Change of Control; provided that all Aggregated Plans are terminated and liquidated with respect to each Participant that experienced the Change of Control, so that under the terms of the termination and liquidation, all such Participants are required to receive all amounts of deferred compensation under this Plan and any other Aggregated Plans within twelve (12) months of the date the Committee or the Corporation irrevocably takes all necessary action to terminate and liquidate this Plan and the Committee or the Corporation, as the case may be, takes all necessary action to terminate and liquidate such other Aggregated Plans;
     3. the termination and liquidation of the Plan, provided that: (i) the termination and liquidation does not occur proximate to a downturn in the Corporation’s financial health; (2) the Committee or the Corporation, as the case may be, terminates and liquidates all Aggregated Plans; (3) no payments in liquidation of this Plan are made within twelve (12) months of the date the Committee or the Corporation irrevocably takes all necessary action to terminate and liquidate this Plan, other than payments that would be payable under the terms of this Plan if the action to terminate and liquidate this Plan had not occurred; (4) all payments are made within twenty four (24) months of the date on which the Committee or the Corporation irrevocably takes all action necessary to terminate and liquidate this Plan; and (5) the Corporation does not adopt a new Aggregated Plan at any time within three (3) years following the date on which the Committee or the Corporation irrevocably takes all action necessary to terminate and liquidate the Plan.
SECTION 11
MISCELLANEOUS PROVISIONS
     A. Conditions for Issuance. The Committee may require each person purchasing or receiving Shares pursuant to an Award to represent to and agree with the Corporation in writing that such person is acquiring the Shares without a view to the distribution thereof. The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. Notwithstanding any other provision of the Plan or Award Agreements made pursuant thereto, with respect to any Award other than an Award that is subject to Code Section 409A, the Corporation shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to fulfillment of all of the following conditions: (i) listing or approval for listing upon notice of issuance, of such Shares on the applicable stock exchange; (ii) any registration or other qualification of such Shares of the Corporation under any state or Federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and (iii) obtaining any other consent, approval, or permit from any state or Federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable, and, with respect to any Award that is subject to Code Section 409A, the Corporation shall not be required to issue or deliver any certificate or certificates for Shares under the Plan if the Corporation reasonably anticipates that such issuance or delivery would violate applicable Federal securities laws or other applicable law, provided the Corporation issues or delivers the Shares at the earliest date on which the Corporation reasonably anticipates that such issuance or delivery would not cause such violation.
     B. Additional Compensation Arrangements. Nothing contained in the Plan shall prevent the Corporation or any Subsidiary or Affiliate from adopting other or additional compensation arrangements for its employees. Participation in the Plan shall not affect an individual’s eligibility to participate in any other benefit or incentive plan of the Corporation.
     C. No Contract of Employment or Rights to Awards. The Plan shall not constitute a contract of employment, and adoption of the Plan shall not confer upon any employee any right to continued employment, nor shall it interfere in any way with the right of the Corporation or any Subsidiary or Affiliate to terminate the employment of any employee at any time. No employee, director or other person shall have any claim or right to receive an Award under the Plan. Receipt of an Award shall not confer upon the Award Recipient any rights of a stockholder with respect to any Shares subject to such Award except as specifically provided in the Agreement relating to the Award.
     D. Limitation on Dividend Reinvestment and Dividend Equivalents. Reinvestment of dividends in additional Restricted Stock at the time of any dividend payment, and the reinvestment of dividend equivalent rights in additional Restricted Stock Units payable in Shares shall only be permissible if sufficient Shares are available under Section 3 for such reinvestment or payment (taking into account then outstanding Awards). In the event that sufficient Shares are not available, such reinvestment of dividends and dividend equivalent rights shall be made in the form of a grant of Restricted Stock Units equal in number to the Shares that would have been obtained by such reinvestment and the terms of which Restricted Stock Units shall provide for settlement in cash.

     E. Subsidiary Employees. In the case of a grant of an Award to any employee of a Subsidiary of the Corporation, the Corporation may, if the Committee so directs, issue or transfer the Shares, if any, covered by the Award to the Subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Subsidiary will transfer the Shares to the employee in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan. All Shares underlying Awards that are forfeited or canceled shall revert to the Corporation.
     F. Governing Law and Interpretation. The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Ohio, without reference to principles of conflict of laws, except to the extent preempted by Federal law. To the extent that any Award is subject to Code Section 409A, the terms of the Award Agreement and this Plan shall be construed and interpreted in accordance with Code Section 409A and the Regulations and interpretative guidance promulgated thereunder. The captions of this Plan are not part of the provisions hereof and shall have no force or effect.
     G. Foreign Employees and Foreign Law Considerations. The Committee may grant Awards to Eligible Individuals who are foreign nationals, who are located outside the United States or who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Corporation to be subject to) legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, or subplans as may be necessary or advisable to comply with such legal or regulatory provisions.
     H. Expenses. The expenses of the Plan shall be borne by the Corporation.
     I. Acceptance of Terms. By accepting an Award under the Plan or payment pursuant to any Award, each Award Recipient, legal representative and Beneficiary shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Committee or the Corporation. A breach by any Award Recipient, his or her Beneficiary(ies), or legal representative, of any restrictions, terms or conditions contained in the Plan, any Award Agreement, or otherwise established by the Committee with respect to any Award will, unless waived in whole or in part by the Committee, cause a forfeiture of such Award.
SECTION 12
EFFECTIVE AND TERMINATION
     The Plan was originally adopted and approved by the Executive Committee of the Board on September 8, 2009, to be effective on the date of stockholder approval (the “Effective Date”). The Plan will terminate on the tenth (10th) anniversary of the Effective Date, unless earlier terminated in accordance with Section 10. Awards outstanding as of the date of termination of the Plan shall not be affected or impaired by the termination of the Plan.
EXHIBIT A
CHANGE OF CONTROL
     A. For the purpose of this Plan, a “Change of Control” shall mean:
     1. The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Corporation (the “Outstanding Corporation Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Corporation Voting Securities”); provided, however, that for purposes of this subsection 1, the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Corporation, (ii) any acquisition by the Corporation, (iii) any acquisition by any employee benefit plan (or related trust)

sponsored or maintained by the Corporation or any corporation controlled by the Corporation or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection A.3. of this Exhibit A; or
     2. Individuals who, as of the date hereof, constitute the Corporation’s Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or
     3. Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the Corporation’s assets (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the company resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the company resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the company resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or
     4. Approval by the Corporation’s stockholders of a complete liquidation or dissolution of the Corporation.
     B. With respect to any Award subject to Section 409A of the Code, the above definition of “Change of Control” shall mean:
     1. any one person, or more than one person acting as a group, acquires ownership of stock of the Corporation that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Corporation;
     2. any one person, or more than one person acting as a group, acquires (or has acquired during any twelve (12) month period) ownership of stock of the Corporation possessing 30% or more of the total voting power of the stock of the Corporation;
     3. a majority of the members of the Board is replaced during any twelve (12) month period by directors whose appointment is not endorsed by a majority of the members of the Board before the date of the appointment or election; or
     4. any one person, or more than one person acting as a group, acquires (or has acquired during any twelve (12) month period) assets from the Corporation that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Corporation immediately before such acquisition or acquisitions. The determination of whether a Change of Control has occurred under this Section B of Exhibit A shall be made by the Committee in accordance with the provisions of Code Section 409A and the Regulations promulgated thereunder.

Annual Meeting of Shareholders
October 28, 2009, 10:00 a.m. local time
425 Executive Conference Center
425 North Martingale Road
Schaumburg, Illinois 60173-2213
Notice of Internet Availability of Proxy Materials
Important notice regarding the availability of proxy materials for the annual meeting of shareholders.
The Notice of Annual Meeting of Shareholders, Proxy Statement and Annual Report are available at
www.sparton.com.
You can vote in one of three ways: 1) By Mail, 2) By Internet, 3) By Phone.
See the reverse side of this sheet for instructions.
IF YOU ARE NOT VOTING BY INTERNET OR BY TELEPHONE, COMPLETE BOTH SIDES OF PROXY CARD, SIGN, DATE, DETACH AND RETURN IN THE ENCLOSED ENVELOPE TO:
Illinois Stock Transfer Co.
209 West Jackson Boulevard, Suite 903
Chicago, Illinois 60606
DETACH PROXY CARD HERE

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder and as described in the Proxy Statement. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF EACH OF THE LISTED DIRECTOR NOMINEES FOR TERMS EXPIRING IN 2012, THE RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN, LLP AS INDEPENDENT AUDITORS FOR THE CORPORATION AND FOR THE APPROVAL AND ADOPTION OF THE SPARTON CORPORATION 2010 LONG-TERM STOCK INCENTIVE PLAN AND IN THE DISCRETION OF THE NAMED PROXIES ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

COMMON

Dated

(Please	sign here)

Please sign your name as it appears above. If executed by a corporation, a duly authorized officer should sign. Executors, administrators, attorneys, guardians and trustees should so indicate when signing.

IMPORTANT
THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A SELF-ADDRESSED, POSTAGE-PREPAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

TO VOTE BY MAIL

To vote by mail, complete both sides, sign and date the proxy card below. Detach the card below and return it in the envelope provided.

TO VOTE BY INTERNET

Your Internet vote is quick, confidential and your vote is immediately submitted. Just follow these easy steps:
1.	Read the accompanying Proxy Statement.

2.	Visit our Internet voting site at www.illinoisstocktransfer.com, click on the “Internet Voting” tab and enter your Voter Control Number in the designated field. Your Voter Control Number is printed on the front of this proxy card.
Please note that all votes cast by Internet must be completed and submitted prior to Monday, October 26, 2009 at 11:59 p.m. Central Time.
Your Internet vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card.
This is a “secured” web page site. Your software and/or Internet provider must be “enabled” to access this site. Please call your software or Internet provider for further information if needed.

If You Vote By INTERNET, Please Do Not Return Your Proxy Card By Mail
TO VOTE BY TELEPHONE

Your telephone vote is quick, confidential and immediate. Just follow these easy steps:
1.	Read the accompanying Proxy Statement.

2.	Using a Touch-Tone telephone, call Toll Free 1-800-555-8140 and follow the instructions.

3.	When asked for your Voter Control Number, enter on your telephone keyboard the Voter Control Number printed on the front of this proxy card.
Please note that all votes cast by telephone must be completed and submitted prior to Monday, October 26, 2009 at 11:59 p.m. Central Time.
Your telephone vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card.

If You Vote By TELEPHONE, Please Do Not Return Your Proxy Card By Mail

SPARTON CORPORATION REVOCABLE PROXY	COMMON

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SPARTON CORPORATION
Cary B. Wood, Gregory A. Slome and Joseph S. Lerczak, and each of them, are hereby appointed proxies of the undersigned with full power of substitution, to represent the undersigned at the Annual Meeting of the Shareholders of SPARTON CORPORATION on October 28, 2009, at 10:00 a.m. local time, and any and all adjournments thereof, and to vote thereat as designated on this Proxy, all the shares of said Corporation which the undersigned would be entitled to vote if personally present.

1.	The Board of Directors recommends a vote “FOR” each of the below listed Director nominees for terms expiring in 2012.

01 James D. Fast	☐ FOR	☐ WITHHOLD
02 James R. Swartwout	☐ FOR	☐ WITHHOLD
03 Cary B. Wood	☐ FOR	☐ WITHHOLD
2.	The Board of Directors recommends a vote “FOR” the ratification of the appointment of BDO Seidman, LLP as independent auditors for the Corporation.
☐ FOR     ☐ AGAINST      ☐ ABSTAIN
3.	The Board of Directors recommends a vote “FOR” the approval and adoption of the Sparton Corporation 2010 Long-Term Stock Incentive Plan.
☐ FOR     ☐ AGAINST      ☐ ABSTAIN
4.	To transact such other business as may properly come before the meeting or at any adjournments thereof.

IMPORTANT THE PROMPT RETURN OF PROXIES WILL SAVE THE CORPORATION THE
EXPENSE OF FURTHER REQUESTS FOR PROXIES.	(to be signed on the other side)

Annual Meeting of Shareholders
October 28, 2009, 10:00 a.m. local time
425 Executive Conference Center
425 North Martingale Road
Schaumburg, Illinois 60173-2213
Notice of Internet Availability of Proxy Materials
Important notice regarding the availability of proxy materials for the annual meeting of shareholders.
The Notice of Annual Meeting of Shareholders, Proxy Statement and Annual Report are available at
www.sparton.com.
You can vote in one of three ways: 1) By Mail, 2) By Internet, 3) By Phone.
See the reverse side of this sheet for instructions.
IF YOU ARE NOT VOTING BY INTERNET OR BY TELEPHONE, COMPLETE BOTH SIDES OF PROXY CARD,
SIGN, DATE, DETACH AND RETURN IN THE ENCLOSED ENVELOPE TO:
Illinois Stock Transfer Co.
209 West Jackson Boulevard, Suite 903
Chicago, Illinois 60606
DETACH PROXY CARD HERE

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder and as described in the Proxy Statement. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF EACH OF THE LISTED DIRECTOR NOMINEES FOR TERMS EXPIRING IN 2012, THE RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN, LLP AS INDEPENDENT AUDITORS FOR THE CORPORATION AND FOR THE APPROVAL AND ADOPTION OF THE SPARTON CORPORATION 2010 LONG-TERM STOCK INCENTIVE PLAN AND IN THE DISCRETION OF THE NAMED PROXIES ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

401K

Dated

(Please	sign here)

Please sign your name as it appears above. If executed by a corporation, a duly authorized officer should sign. Executors, administrators, attorneys, guardians and trustees should so indicate when signing.

IMPORTANT
THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A SELF-ADDRESSED, POSTAGE-PREPAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

TO VOTE BY MAIL

To vote by mail, complete both sides, sign and date the proxy card below. Detach the card below and return it in the envelope provided.

TO VOTE BY INTERNET

Your Internet vote is quick, confidential and your vote is immediately submitted. Just follow these easy steps:
1.	Read the accompanying Proxy Statement.

2.	Visit our Internet voting site at www.illinoisstocktransfer.com, click on the “Internet Voting” tab and enter your Voter Control Number in the designated field. Your Voter Control Number is printed on the front of this proxy card.
Please note that all votes cast by Internet must be completed and submitted prior to Monday, October 26, 2009 at 11:59 p.m. Central Time.
Your Internet vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card.
This is a “secured” web page site. Your software and/or Internet provider must be “enabled” to access this site. Please call your software or Internet provider for further information if needed.

If You Vote By INTERNET, Please Do Not Return Your Proxy Card By Mail
TO VOTE BY TELEPHONE

Your telephone vote is quick, confidential and immediate. Just follow these easy steps:
1.	Read the accompanying Proxy Statement.

2.	Using a Touch-Tone telephone, call Toll Free 1-800-555-8140 and follow the instructions.

3.	When asked for your Voter Control Number, enter on your telephone keyboard the Voter Control Number printed on the front of this proxy card.
Please note that all votes cast by telephone must be completed and submitted prior to Monday, October 26, 2009 at 11:59 p.m. Central Time.
Your telephone vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card.

If You Vote By TELEPHONE, Please Do Not Return Your Proxy Card By Mail

SPARTON CORPORATION REVOCABLE PROXY	401K

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SPARTON CORPORATION
Cary B. Wood, Gregory A. Slome and Joseph S. Lerczak, and each of them, are hereby appointed proxies of the undersigned with full power of substitution, to represent the undersigned at the Annual Meeting of the Shareholders of SPARTON CORPORATION on October 28, 2009, at 10:00 a.m. local time, and any and all adjournments thereof, and to vote thereat as designated on this Proxy, all the shares of said Corporation which the undersigned would be entitled to vote if personally present.

1.	The Board of Directors recommends a vote “FOR” each of the below listed Director nominees for terms expiring in 2012.

01 James D. Fast	☐ FOR	☐ WITHHOLD
02 James R. Swartwout	☐ FOR	☐ WITHHOLD
03 Cary B. Wood	☐ FOR	☐ WITHHOLD
2.	The Board of Directors recommends a vote “FOR” the ratification of the appointment of BDO Seidman, LLP as independent auditors for the Corporation.
☐ FOR     ☐ AGAINST      ☐ ABSTAIN
3.	The Board of Directors recommends a vote “FOR” the approval and adoption of the Sparton Corporation 2010 Long-Term Stock Incentive Plan.
☐ FOR     ☐ AGAINST      ☐ ABSTAIN
4.	To transact such other business as may properly come before the meeting or at any adjournments thereof.

IMPORTANT THE PROMPT RETURN OF PROXIES WILL SAVE THE CORPORATION THE
EXPENSE OF FURTHER REQUESTS FOR PROXIES.	(to be signed on the other side)